                       ASSET PURCHASE AND SALE AGREEMENT

                                     AMONG

          TREX MEDICAL SYSTEMS CORPORATION, TREX MEDICAL CORPORATION

            THERMOTREX CORPORATION AND THERMO ELECTRON CORPORATION

                                      AND

                                 HOLOGIC, INC.

                                AUGUST 13, 2000

                               TABLE OF CONTENTS

ARTICLE I   ASSET PURCHASE.......................................  10

  1.1   Purchase and Sale of Assets; Assumption of Liabilities...  10
  1.2   Purchase Price and Related Matters.......................  22
  1.3   The Closing..............................................  28
  1.4   Deferred Transfers.......................................  30

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER.............  31

  2.1   Organization, Qualification and Corporate Power..........  32
  2.2   Authority................................................  33
  2.3   Noncontravention.........................................  33
  2.4   Subsidiaries.............................................  35
  2.5   Financial Information....................................  35
  2.6   Absence of Certain Changes...............................  35
  2.7   Undisclosed Liabilities..................................  37
  2.8   Tax Matters..............................................  37
  2.9   Tangible Personal Property...............................  38
  2.10  Facilities and Owned and Leased Real Property............  39
  2.11  Intellectual Property....................................  40
  2.12  Contracts................................................  42
  2.13  Litigation...............................................  46
  2.14  Labor Matters............................................  46
  2.15  Employee Benefits........................................  47
  2.16  Environmental Matters....................................  49
  2.17  Legal Compliance.........................................  52
  2.18  Permits..................................................  52
  2.19  Entire Business..........................................  53
  2.20  Broker's Fees............................................  53
  2.21  Insurance................................................  53
  2.22  Business Relationships with Affiliates...................  54
  2.23  Certain Definitions......................................  54
  2.24  Conduct of Business......................................  54
  2.25  Compliance with Laws; No Notices of Violation; No Flood
        Hazard;
        Issuance of Permits......................................  54
  2.26  No Condemnation..........................................  55
  2.27  No Litigation............................................  55
  2.28  Payment for Work; No Mechanics' Liens....................  55
  2.29  Leases, Leasing, Commissions, Management Agreement.......  56
  2.30  Separate Tax Parcel......................................  56
  2.31  Condominium or Cooperative...............................  56
  2.32  Utilities Are Available to the Owned Real Property.......  56

  2.33  Proper Drainage..........................................  56

ARTICLE IIA REPRESENTATIONS AND WARRANTIES OF THE PARENTS........  57

  2.1A  Organization.............................................  57
  2.2A  Authority................................................  57
  2.3A  Noncontravention.........................................  57

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER..............  58

  3.1   Organization.............................................  59
  3.2   Authorization of Transaction.............................  59
  3.3   Noncontravention.........................................  59
  3.4   Broker's Fees............................................  60
  3.5   Litigation...............................................  61
  3.6   Financing................................................  61
  3.7   Solvency.................................................  61
  3.8   Commission Filings.......................................  62
  3.9   Absence of Certain Changes...............................  63
  3.10  Certain Definitions......................................  63
  3.11  Conduct of Business......................................  65
  3.12  Payment of Taxes.........................................  65
  3.13  Authority to Enter into Transactions; No Conflict;
        Authority and Enforceability.............................  65
  3.14  Title to the Mortgaged Property; Compliance with Laws; No
        Notices of Violation; No Flood Hazard; Issuance of
        Permits..................................................  66
  3.15  No Condemnation..........................................  67
  3.16  No Litigation............................................  67
  3.17  Payment for Work; No Mechanics' Liens....................  67
  3.18  [Intentionally Omitted.].................................  67
  3.19  Leases...................................................  67
  3.20  Leasing Commissions: Management Agreements...............  68
  3.21  Separate Tax Parcel......................................  68
  3.22  Condominium or Cooperative...............................  68
  3.23  Buyer Not "Foreign Person"...............................  68
  3.24  Payment of Real Estate Taxes and Impositions.............  68
  3.25  [Intentionally Omitted.].................................  68
  3.26  Utilities Are Available to the Mortgaged Property........  68
  3.27  Proper Drainage..........................................  69
  3.28  Environmental Matters....................................  69

ARTICLE IV  PRE-CLOSING COVENANTS................................  72

  4.1   Efforts..................................................  72
  4.2   Hart-Scott-Rodino Act....................................  72
  4.3   Replacement of Guarantees and Letters of Comfort.........  73
  4.4   Operation of Business....................................  73

  4.5   Access...................................................  77
  4.6   Consents and Approvals...................................  77

ARTICLE V    CONDITIONS PRECEDENT TO CLOSING.....................  78

  5.1   Conditions to Obligations of Buyer.......................  78
  5.2   Conditions to Obligations of Seller......................  80

ARTICLE VI   INDEMNIFICATION.....................................  82

  6.1   Indemnification by Seller................................  82
  6.2   Indemnification by Buyer.................................  83
  6.3   Claims for Indemnification...............................  84
  6.4   Survival.................................................  89
  6.5   Limitations..............................................  90
  6.6   Treatment of Indemnification Payments....................  93
  6.7   Parent Guaranty..........................................  93

ARTICLE VII  TERMINATION.........................................  94

  7.1   Termination of Agreement.................................  94
  7.2   Effect of Termination....................................  95

ARTICLE VIII ENVIRONMENTAL MATTERS...............................  95

  8.1   Definitions..............................................  95
  8.2   Environmental Indemnification by Seller..................  96
  8.3   Limitations..............................................  99
  8.4   Environmental Indemnification by Buyer................... 100

ARTICLE IX   TAX MATTERS......................................... 101

  9.1   Preparation and Filing of Tax Returns; Payment
        of Taxes................................................. 101
  9.2   Allocation of Certain Taxes.............................. 103
  9.3   Refunds and Carrybacks................................... 104
  9.4   Cooperation on Tax Matters; Tax Audits................... 104
  9.5   Termination of Tax Sharing Agreements.................... 106

ARTICLE X    FURTHER AGREEMENTS.................................. 106

 10.1   Access to Information; Record Retention; Cooperation..... 106
 10.2   Restrictive Covenants.................................... 108
 10.3   Enforceability in Jurisdictions.......................... 112
 10.4   Disclosure Generally..................................... 113
 10.5   [Intentionally Omitted.]................................. 114
 10.6   Certain Insurance Matters................................ 114
 10.7   Certain Employee Benefits Matters........................ 115

 10.8   Further Assurances....................................... 119
 10.9   Use of Name for Transition Period........................ 120
 10.10  Dowlatshahi License...................................... 120

ARTICLE XI  MISCELLANEOUS........................................ 121

 11.1   Press Releases and Announcements......................... 121
 11.2   No Third Party Beneficiaries............................. 121
 11.3   Action to be Taken by Affiliates......................... 121
 11.4   Entire Agreement......................................... 122
 11.5   Succession and Assignment................................ 122
 11.6   Counterparts............................................. 123
 11.7   Headings................................................. 123
 11.8   Notices.................................................. 123
 11.9   Governing Law............................................ 125
 11.10  Amendments and Waivers................................... 125
 11.11  Severability............................................. 125
 11.12  Expenses................................................. 126
 11.13  Specific Performance..................................... 126
 11.14  Submission to Jurisdiction............................... 126
 11.15  Bulk Transfer Laws....................................... 127
 11.16  Construction............................................. 127
 11.17  Incorporation of Exhibits and Schedules.................. 127
 11.18  Facsimile Signature...................................... 128

ANNEXES
Annex 1.1(a)(i)        Facilities included in Acquired Assets
Annex 1.1(b)(i)        Excluded Contracts, Agreements, Commitments and Leases
Annex 4.3              Letters of Credit
Annex 10.7(b)          Non-Offered Employees

Disclosure Schedule
Schedule 5.1(a)        Required Consents

Exhibits:
Exhibit A - Form of Bill of Sale
Exhibit B - Form of Intellectual Property Assignment
Exhibit C - Form of Assumption Agreement
Exhibit D - Form of Mortgage Note
Exhibit E - Form of Danbury Mortgage
Exhibit F - Form of Bedford Mortgage
Exhibit G - Form of Guaranty
Exhibit H - Tecomet Agreements
Exhibit I - CMOS Letter Agreement

                                      -V-

                            TABLE OF DEFINED TERMS

Defined Term                                     Section
------------                                     -------

1060 Forms                                       1.2(c)
Acquired Assets                                  1.1(a)
Adjusted Purchase Price                          1.2(b)(iii)(B)(IV)
Affiliates                                       2.6(a)
Agreed Amount                                    6.3(c)
Agreement                                        Preliminary Statement
Approval                                         1.4(a)
Asset Allocation Schedule                        1.2(c)
Assumed Liabilities                              1.1(d)
Assumption Agreement                             1.1(d)
Basket Amount                                    6.5(b)(iii)
Bedford Mortgage                                 1.2(a)(ii)
BioMedical Subsidiary                            10.2(b)
Business                                         Introduction
Business Day                                     1.3(a)
Business Employees                               10.7(a)
Business Material Adverse Effect                 2.1
Business Benefit Plans                           2.15(a)
Business Policies                                2.21
Business Properties                              2.16(a)(viii)
Buyer                                            Preliminary Statement
Buyer Commission Filings                         3.8
Buyer Designated Transferee                      11.5
Buyer Indemnified Parties                        6.1
Buyer Material Adverse Effect                    3.3(b)
Buyer's 401(k) Plan                              10.7(c)
Buyer's Environmental Disclosure Documents       3.28
CERCLA                                           2.16(a)(i)
Claim Notice                                     6.3(c)
Claimed Amount                                   6.3(c)
Claims-Made Business Policies                    10.6
Closing                                          1.3(a)
Closing Date                                     1.3(a)
CMOS Letter Agreement                            5.1(i)
COBRA                                            10.7(i)
Code                                             1.2(c)
Commission                                       3.8
Competitive Business                             10.2(b)
Confidentiality Agreement                        4.5
Controlled Subsidiary                            10.2(b)
Current Title Policy                             3.14
Damages                                          6.1; 6.3(a); 6.3(b); 8.1(b)
Danbury Mortgage                                 1.2(a)(ii)
Deferred Items                                   1.4(a)
Deferred Transfer                                1.4(b)
Designated Contracts                             2.12(b)
Designated Intellectual Property                 2.11(a)
Develop                                          8.1(c)
Disclosure Schedule                              Article II

Defined Term                                     Section
------------                                     -------

Disputes Auditor                                 1.2(b)(ii)(A)
Employee Benefit Plan                            2.15(a)
Environment                                      2.16(a)(iii)
Environmental Law                                2.16(a)(v); 3.10
Environmental Matters                            2.16(a)(vi)
Equipment                                        1.1(a)(ii)
ERISA                                            2.15(a)
ERISA Affiliate                                  2.15(a)
Excluded Assets                                  1.1(b)
Excluded Liabilities                             1.1(e)
Facility                                         1.1(a)(i)
Fischer                                          6.3(b)(i)
Fischer Litigation                               6.3(b)(i)
Final Closing Statement                          1.2(b)(ii)(B)
Governmental Authority                           2.23
Governmental Entity                              2.3(b)
Guaranty                                         1.2(a)(ii)
Hart-Scott-Rodino Act                            2.3
Hazardous Materials                              3.10
Indemnified Party                                6.3(a)
Indemnifying Party                               6.3(a)
Information                                      10.1(a)
Intellectual Property                            1.1(a)(vi)
Inventory                                        1.1(a)(iii)
Knowledge                                        10.4(a)
Leased Real Property                             1.1(a)(i)
Leases                                           2.10; 3.19
Legal Requirements                               2.23; 3.10
Material Permits                                 2.18(a)
Materials of Environmental Concern               2.16(a)(iv)
Mortgages                                        1.2(a)(ii)
Mortgage Loan Documents                          1.2(a)(ii)
Mortgage Note                                    1.2(a)(ii)
Mortgaged Property                               3.10
Most Recent Balance Sheet                        2.5
Natural Resources Damages                        8.1(d)
Net Working Capital                              1.2(b)(i)(A)
Non-Competition Party                            10.2(b)
Non-Competition Period                           10.2(b)
Non-Offered Employees                            10.7(b)
Non-Solicitation Period                          10.2(c)
Occurrence-Based Business Policies               10.6
Off-Site Liabilities                             2.16(a)(vii)
Ordinary Course of Business                      2.3(c)
Original Litigation                              6.3(b)(i)
Owned Real Property                              1.1(a)(i)
Parent                                           Preliminary Statement
Parent Material Adverse Effect                   2.3A(b)
Party                                            Preliminary Statement
Patents in Suit                                  6.3(b)(i)
Permits                                          2.23; 3.10
Preliminary Closing Statement                    1.2(b)(i)(A)

Defined Term                                     Section
------------                                     -------

Prepaid Assets                                   1.1(a)(ix)
Prime Rate                                       1.2(b)(iii)(B)(III)
Product                                          2.12(a)(xiv)
PS Policies                                      10.7(g)
Purchase Price                                   1.2(a)
Purchase Price Adjustment                        1.2(b)(iii)(B)
Reference Net Working Capital                    1.2(b)(iii)(A)
Release                                          2.16(a)(ii)
Response Costs                                   8.1(a)
Restrictive Covenants                            10.2(d)
Security Interest                                2.3(c)
Seller                                           Preliminary Statement
Seller's 401(k) Plan                             10.7(c)
Seller Designated Transferee                     11.5
Seller Indemnified Parties                       6.2
Spin-Off                                         10.2(b)
Table Products                                   6.3(b)(i)
Tax Audit                                        9.4(b)
Tax Returns                                      2.8
Taxes                                            2.8
Taxing Authority                                 9.4(a)
Tax Reserves                                     9.1(a)
Tecomet Agreements                               5.1(h)
Transferred Employees                            10.7(b)
U.S. GAAP                                        1.1(d)(i)
WARN                                             10.7(h)

                       ASSET PURCHASE AND SALE AGREEMENT

     This ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as
                                                  ---------
of August 13, 2000 among Trex Medical Systems Corporation, a Delaware corporation ("Seller"), Trex Medical Corporation, ThermoTrex Corporation and
              ------
Thermo Electron Corporation, each a Delaware corporation (each, a "Parent"), and
                                                                   ------
Hologic, Inc., a Delaware corporation ("Buyer").  Seller, Parents and Buyer are
                                        -----
referred to together herein as the "Parties" and individually as a "Party."
                                    -------                         -----

                                 INTRODUCTION

     A. Seller is engaged, among other activities, in the business of developing, manufacturing and selling mammography and breast biopsy systems, mobile X-ray systems, X-ray systems for non-destructive testing, specialized medical X-ray imaging equipment for cardiac catheterization laboratories, digital radiographic/fluoroscopic (R/F) systems, electrophysiology products and general radiography products (such business, as conducted by Seller or any direct or indirect majority-owned subsidiary of Seller, the "Business");
                                                             --------

     B. Each Parent directly or indirectly holds a significant amount of the outstanding common stock of Seller and will benefit from the transactions contemplated by this Agreement; and

     C. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the assets of Seller relating primarily to the Business (other than assets excluded pursuant hereto), subject to the assumption of certain related liabilities, all upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                ASSET PURCHASE

     1.1  Purchase and Sale of Assets; Assumption of Liabilities.
          ------------------------------------------------------

          (a)  Transfer of Assets. On the basis of the representations,
               ------------------
warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the assets, rights, properties, claims, contracts and business of Seller at the Closing Date which are primarily utilized in the Business, of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, other than the Excluded Assets (as defined below) (collectively, the "Acquired Assets"),
                                                           ---------------
including, without limitation, the following asset in each case to the extent utilized primarily in the Business:

               (i) The fee simple title to the real property described as owned on Annex 1.1(a)(i) (the "Owned Real Property"), together with Seller's
        ---------------      --------------------
     right, title and interest in and to the buildings, other improvements and fixtures thereon (including premise wiring), and the leasehold interests in real property described on Annex 1.1(a)(i) as leased by Seller under the
                                ---------------
     Leases (as defined below), together with Seller's right, title and interest in and to the leasehold improvements and fixtures thereon (including premise wiring) (the "Leased Real Property" and,
                           --------------------
     together with the Owned Real Property and Seller's right, title and interest in and to the buildings, other improvements and fixtures thereon, the "Facilities");
          ----------

               (ii) Seller's right, title and interest in and to the equipment, furniture, furnishings, fixtures, machinery, vehicles, tools, personal computers of Transferred Employees, test equipment related to maintaining equipment in the field or to second level tactical support centers, diagnostic software for testing, repair or ongoing maintenance, servers and routers on which transactional or communications databases are run, telephone switching equipment and other tangible personal property pertaining to the operation of the Business and located at the Facilities or at other locations, including at suppliers (collectively, the "Equipment"), and all warranties and guarantees, if any, express or
      ---------
     implied, existing for the benefit of Seller or, to the extent acquired by Seller, its predecessors-in-interest in connection with the Equipment to the extent transferable;

               (iii) The inventory of raw materials, work in process, finished goods, office supplies, maintenance supplies and packaging materials of the Business on hand at the Facilities or elsewhere, in transit or in the distribution system of Seller on the Closing Date, together with Seller's right, title and interest in and to the spare parts, supplies and promotional materials and inventory (collectively, the "Inventory");
                                                             ---------

               (iv) All management information systems, including hardware and software, to the extent that such systems and software are transferable by Seller, and all customer lists, vendor lists, catalogs, research material, technical information, trade secrets, technology, know-how, specifications, designs, drawings and processes, and quality control data, if any;

               (v) Seller's right, title and interest in and to contracts, maintenance and service agreements, joint venture agreements, purchase commitments for materials and other services, advertising and promotional agreements, leases, confidentiality agreements, non-competition agreements and other agreements (including but not limited to any agreements of Seller with customers, suppliers, dealers, distributors, sales representatives, agents, personal property lessors, personal property lessees, licensors, licensees, consignors and consignees specified therein), whether or not entered into in the Ordinary Course of Business (as defined below), except for those contracts, agreements, commitments or leases designated as Excluded Assets on Annex 1.1(b)(i);
                        ---------------

               (vi) Seller's right, title and interest in and to the patents, patent registrations and patent applications, trademarks, trademark registrations and trademark applications, trade names (together with the goodwill associated therewith), copyrights, copyright applications and copyright registrations, including those listed on Section 2.11 of the
                                                        ------------
     Disclosure Schedule (as defined below), including all rights to sue for past infringement ("Intellectual Property");
                         ---------------------

               (vii) Seller's licenses, permits and franchises, approvals, consents, product registrations or authorizations issued by any Governmental Entity (as defined below) or any third party test house, registrar or certification body, relating to the development, use, maintenance or occupation of the Facilities or the operation of the Business, including without limitation product registrations or applications, approvals or submissions, including all of Seller's rights in 510(k) pre-clearances, to the United States Federal Food and Drug Administration or any regulatory body of any foreign government, but excluding in each case any of the foregoing that are non-transferable;

               (viii) Accounts receivable and other receivables of Seller in existence at the Closing Date (whether or not billed);

               (ix) Seller's right to goods and services and all other economic benefits to be received subsequent to the Closing Date arising out of prepayments and payments by Seller prior to the Closing Date (collectively, the "Prepaid Assets");
                         --------------

               (x) All books (other than minute books and stock record books), records, accounts, ledgers, files, documents, correspondence, employment records, studies, reports and other printed or written materials; and

               (xi)    All goodwill of the Business.

          (b)  Excluded Assets.  It is expressly understood and agreed that,
               ---------------
notwithstanding anything to the contrary set forth herein, the Acquired Assets shall not include the following (each, an "Excluded Asset"):
                                           --------------

               (i) The assets (including, without limitation, all rights, properties, claims, contracts, business, real property, leasehold interests in real property, equipment, machinery, vehicles, tools and other tangible personal property) of all businesses conducted by Seller other than the Business (including all capital stock of Trophy Radiologie S.A., and the contracts, agreements, commitments and leases and other items designated as Excluded Assets on Annex 1.1(b)(i);
     ---------------

               (ii) All right, title and interest of Seller in any insurance policies relating to the Business and all rights of Seller to insurance claims, related refunds and proceeds arising from or related to (A) the operations of the Business prior to the Closing (as defined below) and (B) the Excluded Assets and Excluded Liabilities (as defined below);

               (iii) The rights which accrue or will accrue to Seller under this Agreement;

               (iv) All refunds of Taxes (as defined below) relating to Tax Returns (as defined below) filed or to be filed relating to all periods ending on or prior to the Closing Date to the extent provided in Section 9.3;

               (v) All actions, claims, causes of action, rights of recovery, choses in action and rights of setoff of any kind arising before, on or after the Closing Date relating to the items set forth above in this
     Section 1.1(b) or to any Excluded Liabilities;

               (vi) Except as set forth in Section 10.9, all rights, title and interest of Seller in the name "Trex Medical" and any similar names and logos and names and logos that incorporate the name "Trex Medical";

               (vii) All cash and cash equivalents and similar types of investments, certificates of deposit, Treasury bills and other marketable securities of Seller, whether or not related to the Business; and

               (viii) All accounts receivable and other amounts payable to Seller from any Affiliate of Seller.

     (c)  Instruments of Conveyance and Transfer. On the Closing Date, Seller
          --------------------------------------
shall:


     (i)  deliver or cause to be delivered to Buyer:

          (A) a Bill of Sale in substantially the form attached hereto as Exhibit A,
     ---------

          (B) an Intellectual Property Assignment in substantially the form attached hereto as Exhibit B, and
                        ---------

          (C) such other deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the Parties and their respective counsel shall deem necessary or appropriate or as may be required by the jurisdiction of organization of Seller or any other jurisdiction in which Seller conducts the Business or in which the Acquired Assets are located to vest in Buyer all right, title and interest of Seller in and to the Acquired Assets; and

               (ii) transfer to Buyer all the books, records, files and other data (or copies thereof) within the possession of Seller relating to the Acquired Assets; provided, however, that Seller and Parents may retain
                      --------  -------
     duplicate copies of all tax, financial, employment and other similar materials however maintained.

          (d)  Assumed Liabilities. On the Closing Date, Buyer shall deliver to
               -------------------
Seller an undertaking (the "Assumption Agreement"), in the form attached hereto
                            --------------------
as Exhibit C, pursuant to which Buyer, on and as of the Closing Date, shall
   ---------
assume and agree to pay, perform and discharge when due, upon the terms and subject to the conditions of this Agreement, all debts, liabilities and obligations whatsoever, other than Excluded Liabilities (as defined below), relating primarily to the Business or the Acquired Assets, whether arising before or after the Closing Date, including, but not limited to, the following liabilities, in each case, to the extent related primarily to the Business or the Acquired Assets:

               (i) All liabilities of Seller to the extent reflected on the Most Recent Balance Sheet (as defined below) and any other liabilities of Seller arising out of or pertaining to the Business or the Acquired Assets as of the date of the Most Recent Balance Sheet incurred in the Ordinary Course of Business which are not required to be reflected thereon according to United States generally accepted accounting principles applied consistently with Seller's past practices ("U.S. GAAP"), except to the
                                                 ---------
     extent that any such liabilities are satisfied prior to the Closing Date;

               (ii) All liabilities of Seller arising out of or pertaining to the Business or the Acquired Assets incurred in the Ordinary Course of Business subsequent to the date of the Most Recent Balance Sheet to the extent that such liabilities either (A) would be required to be reflected on a balance sheet prepared in accordance with U.S. GAAP or (B) would not be required to be reflected on a balance sheet prepared in accordance with U.S. GAAP, but which were incurred in the Ordinary Course of Business, except in either case to the extent satisfied prior to the Closing;

               (iii) All debts, obligations and liabilities of the Business or Seller which arise on account of Buyer's operation of the Business, the use or ownership of the Acquired Assets and/or the sale of any products manufactured and/or sold by Buyer on and after the Closing Date;

               (iv) All obligations relating to the Business or the Acquired Assets under the contracts, agreements, commitments and leases transferred to Buyer pursuant to Section 1.1(a)(v);

               (v) All liabilities and obligations under the licenses, permits and franchises transferred pursuant to Section 1.1(a)(vii);

               (vi) All liabilities and obligations arising out of the ownership, leasing and/or operation of the Facilities whether prior to or following the Closing Date;

               (vii) All liabilities and obligations with respect to employees and their benefits to the extent expressly assumed by Buyer pursuant to
     Section 10.7;

               (viii) All liabilities and obligations for any Taxes and expenses expressly assumed by Buyer pursuant to Article IX and Section 1.4(b);

               (ix) All liabilities and obligations for Environmental Matters (as defined below) assumed by Buyer pursuant to Article VIII;

               (x) Subject to the provisions of Section 6.1(c) with respect to the Fischer Litigation (as defined below), all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations arising out of or related to the Business or that otherwise arise out of or are related to the Acquired Assets to the extent expressly set forth in the Disclosure Schedule;

               (xi) All liabilities related to the recall of products sold or manufactured by the Business whether prior to or following the Closing Date, or with respect to any claim for personal injury, bodily injury or property damage, including any such claim based on any alleged failure to warn, relating to or resulting from any product manufactured and sold by Seller prior to the Closing Date to the extent that a claim is asserted with respect to such injury or damage on or after the six-month anniversary of the Closing Date, but only to the extent that Seller does not actually receive recovery therefor under its Occurrence-Based Business Policies (as defined below) (it being understood that Buyer shall, in the event that Seller does receive any such recovery, be responsible for any deductibles with respect thereto);

               (xii) All liabilities related to the recall of products sold or manufactured by the Business whether prior to or following the Closing Date, or with respect to any claim for personal injury, bodily injury or property damage, including any such claim based on any alleged failure to warn, relating to or resulting from any product that constituted, on the Closing Date, finished goods in inventory to the extent that a claim is asserted with respect to such injury or damage on or after the six-month anniversary of the Closing Date, but only to the extent that Seller does not actually receive recovery therefor under its Occurrence-Based Business Policies (it being understood that Buyer shall, in the event that Seller does receive any such recovery, be responsible for any deductibles with respect thereto); and

               (xiii) All liabilities related to the recall of products sold or manufactured by the Business whether prior to or following the Closing Date, or with respect to any claim for personal injury, bodily injury or property damage, including any such claim based on any alleged failure to warn, relating to or resulting from any product manufactured or, except as provided in Section 1.1(e)(ii)(B) below, sold by Buyer on or after the Closing Date, but only to the extent that Seller does not actually receive recovery therefor under its Occurrence-Based Business Policies (it being understood that Buyer shall, in the event that Seller does receive any such recovery, be responsible for any deductibles with respect thereto).

               The debts, liabilities and obligations assumed by Buyer in accordance with this Section 1.1(d) are sometimes hereinafter referred to as the "Assumed Liabilities."
 -------------------

          (e)  Excluded Liabilities. It is expressly understood and agreed that,
               --------------------
notwithstanding anything to the contrary in this Agreement, Assumed Liabilities shall not include the following (collectively, the "Excluded Liabilities"):
                                                    --------------------

               (i) All liabilities arising out of or relating to the Excluded Assets;

               (ii) All liabilities with respect to any claim for personal injury, bodily injury or property damage, including any such claim based on any alleged failure to warn, related to or resulting from any product (A) manufactured and sold by Seller prior to the Closing Date, but only to the extent that a claim with respect to such injury or damage is asserted prior to the six-month anniversary of the Closing Date, or (B) that constituted, on the Closing Date, finished goods in inventory, but only to the extent that a claim with respect to such injury or damage is asserted prior to the six-month anniversary of the Closing Date;

               (iii) All liabilities and obligations for which Seller has expressly assumed responsibility pursuant to this Agreement in accordance with Articles VIII and IX;

               (iv) All debts, liabilities or obligations of Seller that do not primarily arise out of or are not primarily related to the Business or that do not otherwise primarily arise out of or are not otherwise primarily related to the Acquired Assets;

               (v) All liabilities and obligations of Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

               (vi)  All obligations for borrowed money;

               (vii) All debts, liabilities and obligations of Seller to its Affiliates arising prior to the Closing Date;

     (viii) Except to the extent relating to or arising out of any Assumed Liability and except as otherwise provided in clauses (x), (xi), (xii) and
(xiii) of Section 1.1(d) above, all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations to the extent arising out of or relating to the ownership or operation of the Acquired Assets prior to the Closing Date;

     (ix) All liabilities and obligations for any Taxes and expenses expressly retained by Seller pursuant to Article IX and Section 1.4(b);

     (x) All liabilities and obligations for Environmental Matters expressly retained by Seller pursuant to Article VIII;

     (xi) All liabilities and obligations for any matter covered by Occurrence-Based Business Policies with respect to any events, occurrences or matters occurring prior to the Closing, but only if and to the extent that Seller actually receives recoveries thereunder with respect thereto;

     (xii) Except to the extent constituting an Assumed Liability pursuant to clauses (i), (ii) or (vii) of Section 1.1(d), all liabilities for employment-related matters which relate to the conduct of the Business prior to the Closing or any liability with respect to any Business Benefit Plans, except to the extent explicitly assumed by Buyer pursuant to Section 10.7; and

     (xiii) All costs and expenses incurred prior to the Closing Date in connection with the defense of the Fischer Litigation.

     1.2  Purchase Price and Related Matters.
          ----------------------------------

          (a)  Purchase Price. Regardless of whether the transfer of any
               --------------
Acquired Asset has been deferred pursuant to the provisions of Section 1.4, in consideration of the sale and transfer of the Acquired Assets, and subject to the terms and conditions of this Agreement, Buyer shall on the Closing Date assume the Assumed Liabilities as provided in Section 1.1(d) hereof and shall pay to Seller a total purchase price of U.S. $55,000,000 (the "Purchase Price")
                                                               --------------
payable as follows:

               (i) by wire transfer to Seller in immediately available funds U.S. $30,000,000 into an account designated by Seller; and

               (ii)   by the delivery to Seller of Buyer's Secured Promissory
     Note in the original principal amount of $25,000,000, in the form attached hereto as Exhibit D (the "Mortgage Note"), secured by both a first mortgage
               ---------       -------------
     lien on the property located at 36 Apple Ridge Road, Danbury, Connecticut, pursuant to a Mortgage, Security Agreement and Assignment of Leases and Rents in the form attached hereto as Exhibit E (the "Danbury Mortgage"),
                                          ---------       ----------------
     and a first mortgage lien on the property located at 35 Crosby Drive, Bedford, Massachusetts, pursuant to a Mortgage, Security Agreement and Assignment of Leases and Rents in the form attached hereto as Exhibit F
                                                                   ---------
     (individually, the "Bedford Mortgage" and together with the Danbury
                         ----------------
     Mortgage, the "Mortgages") and guaranteed by each United States subsidiary
                    ---------
     of Buyer pursuant to a Guaranty in the form attached hereto as Exhibit G
                                                                    ---------
     (individually, the "Guaranty" and collectively with the Mortgages and the
                         --------
     Mortgage Note, the "Mortgage Loan Documents").
                         -----------------------

          (b)  Purchase Price Adjustment.
               -------------------------

               (i)  Preliminary Closing Statement.
                    -----------------------------

                    (A) As soon as reasonably practical after the Closing but in any event within forty-five (45) days thereafter, Seller shall prepare and deliver to Buyer an unaudited Statement of Net Working Capital for the Business as of the Closing Date (the "Preliminary Closing Statement"). For purposes of this section, "Net Working
          -----------------
          Capital" shall mean all current assets that constitute Acquired Assets
          -------
          less all current liabilities that constitute Assumed Liabilities. The Preliminary Closing Statement shall be prepared in accordance with U.S. GAAP, as reflected in the Most Recent Balance Sheet, and shall not give effect to the transactions contemplated by this Agreement.

                    (B) Buyer and its independent certified public accountants may review the Preliminary Closing Statement and the books of account of the Business and may make inquiry of the representatives of Seller's accountants and Seller. Buyer will make available to Seller and its representatives, as reasonably requested by Seller, all books, records and other documents pertaining to the Business deemed necessary or desirable by Seller in preparing the Preliminary Closing Statement.

                    (C) The Preliminary Closing Statement shall be binding and conclusive upon, and deemed accepted by, Buyer unless Buyer shall have notified Seller in writing within thirty (30) days after receipt of the Preliminary Closing Statement of any objections thereto. A notice under this Section 1.2(b)(i)(C) shall specify in reasonable detail the items in the Preliminary Closing Statement which are being disputed, and a summary of the reasons for such dispute.

               (ii)   Disputes; Final Closing Statement.
                      ---------------------------------

                      (A) Buyer and Seller shall use reasonable efforts to resolve any objections on the Preliminary Closing Statement. At the request of Buyer or Seller, any dispute between Buyer and Seller relating to objections made to the Preliminary Closing Statement which cannot be resolved by them within thirty (30) days after notice of any objections to such Preliminary Closing Statement pursuant to Section
          1.2 shall be referred to the Boston, Massachusetts office of PricewaterhouseCoopers LLP (the "Disputes Auditor") for decision,
                                           ----------------
          which shall be final and binding on all Parties, absent fraud or manifest error. Buyer and Seller agree that they will require the Disputes Auditor to render its decision within thirty (30) days after referral of the dispute to the Disputes Auditor for decision hereunder. Before referring a matter to the Disputes Auditor, Buyer and Seller shall agree on procedures to be followed by the Disputes Auditor (including procedures for presentation of evidence). If Buyer and Seller are unable to agree upon procedures before the end of thirty (30) days after notice of any objections pursuant to Section 1.2, the Disputes Auditor shall establish procedures giving due regard to the provisions of this Agreement and the intention of Buyer and Seller to resolve disputes as quickly, efficiently and inexpensively as possible. The Disputes Auditor's procedures may be, but need not be, those proposed by either Buyer or Seller. In resolving any objection, the Disputes Auditor shall adjust the Preliminary Closing Statement only as needed to conform with the requirements of Section 1.2(b)(i)(A). Nothing herein shall be construed to authorize or permit the Disputes Auditor to determine (i) any questions or matter whatsoever under or in connection with this Agreement except the determination of what adjustments, if any, must be made in one or more of the items reflected in the Preliminary Closing Statement in response to objections thereto made by the Party that submitted the statement of objections or (ii) an adjustment to an item on the Preliminary Closing Statement that is outside of the range defined by amounts as finally proposed by Seller and Buyer, respectively. The fees and expenses of the Disputes Auditor for, and relating to, the making of any such decision shall be borne by Buyer and Seller equally; provided, however, that if the
                                                 --------  -------
     Disputes Auditor determines that either Buyer or Seller has adopted a position or positions with respect to the Preliminary Closing Statement that is frivolous or clearly without merit, the Disputes Auditor may, in its discretion, assign a greater portion of any such fees and expenses to such Party.

          (B) The Preliminary Closing Statement shall become final and binding on both Buyer and Seller upon the earliest of (I) if no such notice has been given, the expiration of the period within which Buyer may notify Seller of any objections thereto pursuant to Section

     1.2(b)(i)(C), (II) agreement by Seller and Buyer that such Preliminary Closing Statement, together with any modifications thereto agreed by Seller and Buyer, shall be final and binding, and (III) the date on which the Disputes Auditor shall issue its decision with respect to any dispute relating to such Preliminary Closing Statement. The Preliminary Closing Statement, as adjusted pursuant to any agreement between Buyer and Seller or pursuant to the decision of the Disputes Auditor, when final and binding on both such Parties in accordance with this paragraph, is herein referred to as the "Final Closing Statement."
                -----------------------

          (iii)  Adjustment.
                 ----------

                 (A)  For purposes of this Section 1.2, the "Reference Net
                                                             -------------
     Working Capital" shall be $23,537,000.
     ---------------

                 (B) Within ten (10) business days after the Final Closing Statement has been determined to be binding on Seller and Buyer pursuant to
     Section 1.2(b)(ii)(B), the Purchase Price shall be adjusted ("Purchase
                                                                   --------
     Price Adjustment") and any adjustment paid as follows:
     ----------------


                      (I) If the Net Working Capital as reflected on the Final Closing Statement exceeds the Reference Net Working Capital, the Purchase Price shall be increased in an amount equal to such excess and such amount shall be paid by Buyer to Seller by wire transfer of immediately available U.S. funds in accordance with wire instructions provided by Buyer to Seller in writing, or

                      (II) If the Net Working Capital as reflected on the Final Closing Statement is less than the Reference Net Working Capital, the Purchase Price shall be reduced by an amount equal to such deficit and such amount shall be paid by Seller to Buyer by wire transfer of immediately available U.S. funds in accordance with wire instructions provided by Buyer to Seller in writing.

                      (III) If any amount payable pursuant to this Section 1.2(b)(iii) is not paid when due hereunder, such amount shall thereafter bear interest (calculated based on a year consisting of 365 days) from the due date until the date of payment in full, at a rate which is the prime rate of interest (as published in The Wall Street Journal) (the "Prime Rate") in effect from time to time, with any
                         ----------
          changes in such Prime Rate being effective on the date of publication thereof in the New York City version of The Wall Street Journal.

                      (IV) The Purchase Price, as adjusted in accordance with the Purchase Price Adjustment, if any, shall hereinafter be referred to as the "Adjusted Purchase Price."
                     -----------------------

     (c)  Allocation. As soon as practicable following the Closing Date, Seller
          ----------
and Buyer shall agree to an allocation schedule (the "Asset Allocation
                                                      ----------------
Schedule") allocating the Purchase Price and the Assumed Liabilities among the
--------
Acquired Assets of Seller as of the Closing Date. Such Asset Allocation Schedule shall be prepared in accordance with the rules under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated
                       ----
thereunder. The Parties recognize that the Purchase Price and Assumed Liabilities do not include Buyer's acquisition expenses and that Buyer will allocate such expenses appropriately. Seller and Buyer agree to act in accordance with the computations and allocations contained in the Asset Allocation Schedule in any relevant Tax Returns or filings (including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law ("1060 Forms")), and to cooperate in the preparation of any 1060
                  ----------
Forms and to file such 1060 Forms in the manner required by applicable law. If the Purchase Price is adjusted under Section 1.2(b), then, after the adjustment has become final in accordance with Section 1.2(b)(ii)(B), Seller and Buyer shall agree to a revised Asset Allocation Schedule based upon the Adjusted Purchase Price and the revised Assumed Liabilities.

     1.3  The Closing.
          -----------

          (a)  Time and Location. If this Agreement has not been earlier
               -----------------
terminated in accordance with Section 7.1 hereof, the closing of the transactions contemplated by this Agreement ("Closing") shall take place at the
                                              -------
offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m., local time, on September 15, 2000 or, provided that all of the conditions to the obligations of Seller and Buyer to consummate the transactions contemplated hereby have been satisfied in full or waived, such earlier time and date as Seller and Buyer may agree, or, if all of the conditions to the obligations of Seller and Buyer to consummate the transactions contemplated hereby have not been satisfied in full or waived by September 15, 2000, on such mutually agreeable later date as soon as practicable (but in no event more than three Business Days (as defined below)) after the date on which all such conditions to the obligations of Seller and Buyer to consummate the transactions contemplated hereby first become susceptible of being satisfied or waived) (the "Closing
                                                                    -------
Date"). "Business Day" shall mean any day other than a Saturday or Sunday or a
----     ------------
day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

          (b)  Actions at the Closing.
               ----------------------

  At the Closing:

               (i) Seller shall deliver (or cause to be delivered) to Buyer the various certificates, instruments and documents required to be delivered under Section 5.1;

               (ii) Buyer shall deliver (or cause to be delivered) to Seller the various certificates, instruments and documents required to be delivered under Section 5.2;

               (iii) Seller shall deliver (or cause to be delivered) to Buyer an executed Bill of Sale and Intellectual Property Assignment and such other deeds and instruments of conveyance as Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to Buyer of valid ownership of the Acquired Assets;

               (iv) Buyer shall deliver to Seller an executed Assumption Agreement and such other instruments as Seller may reasonably request in order to effect the assumption by Buyer of the Assumed Liabilities;

               (v) Buyer shall deliver to Seller the Purchase Price in the manner set forth in Section 1.2(a);

               (vi) Seller shall deliver to Buyer, or otherwise put Buyer in possession and control of, all of the Acquired Assets of a tangible nature; and

               (vii) Buyer and Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

     1.4  Deferred Transfers.
          ------------------

          (a) If, on the Closing Date, Seller has not obtained any authorization, approval, order, license, permit, franchise or consent from any Governmental Entity or any counterparty to a contract (an "Approval"), (i) which
                                                           --------
is necessary in order to effect the transfer of any of the Acquired Assets to Buyer pursuant to the terms and conditions of this Agreement or (ii) the absence of which would render such transfer void or voidable, then, in each such case, such Acquired Assets (the "Deferred Items") shall be withheld from sale pursuant
                           --------------
to the Agreement without any reduction in the Purchase Price. From and after the Closing, Seller and Buyer shall continue to use commercially reasonable efforts to obtain all Approvals relating to the Deferred Items or the transfer thereof; provided that Seller shall not be required to make any payments or agree to any
--------
material undertakings in connection therewith. Upon receipt of such Approval with respect to any Deferred Item, such Deferred Item shall be transferred to Buyer and constitute an "Acquired Asset" for purpose of the Agreement.

          (b) Until such time as any Deferred Items have been transferred to Buyer pursuant to this Section 1.4 (each, a "Deferred Transfer"), the Deferred
                                             -----------------
Items shall be held for Buyer's benefit and the Acquired Assets comprising Deferred Items shall be managed and operated by Seller for Buyer's benefit and account in the manner hereinafter provided from the Closing to the time of the respective Deferred Transfers, with all gains, income, losses, Taxes or other items generated thereby to be for Buyer's account. Seller shall not have any liability to Buyer arising out of the management or operation by Seller of any Acquired Asset comprising Deferred Items, other than for gross negligence or willful misconduct.

     Buyer shall reimburse Seller and shall hold Seller harmless from and against all liabilities incurred or asserted as a result of Seller's post-Closing direct or indirect ownership, management, operation or sale (other than to Buyer) of the Deferred Items, including, without limitation, the amount of any additional Taxes payable by Seller (whether currently or in the future) in excess of the amount of Taxes which would have been payable by Seller, after application of the terms of this Agreement, if the Deferred Items had been transferred to Buyer or any of its Affiliates on the Closing Date. Such reimbursement shall be made by Buyer and received by Seller within five (5) Business Days of Buyer's receipt of any bill, claim, invoice or other request for payment from Seller. Subject to applicable law and regulations Seller shall, in respect of any Deferred Items, use all commercially reasonable efforts to follow and implement the reasonable written instructions and policies of Buyer relating to the holding of the Deferred Items.

                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule
                               -------------------
shall be arranged in
sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II, and the disclosures in any section or paragraph of the Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Article II and (b) other sections or paragraphs in this Agreement, including without limitation Article II, to the extent that it is reasonably apparent (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure also qualifies or applies to such other sections or paragraphs.

     2.1  Organization, Qualification and Corporate Power. Seller is a
          -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction, listed on Section 2.1 of the Disclosure Schedule,
                                     -----------
where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate exclusively to the Business, makes such qualification necessary, except for any such failures to be qualified that would not reasonably be expected to have a Business Material Adverse Effect (as defined below). Seller has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. For purposes of this Agreement, "Business Material Adverse Effect" means any change, effect or circumstance that
 --------------------------------
(i) is materially adverse to the assets, business, financial condition or results of operations of the Business (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the industry or specific markets in which the Business competes), or (ii) materially impairs the ability of Seller to consummate the transactions contemplated by this Agreement; provided, however,
                                                            --------  -------
that a

"Business Material Adverse Effect" shall not include any adverse change, effect or circumstance (I) primarily arising out of or resulting primarily from actions contemplated by the Parties in connection with this Agreement, or (II) that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

     2.2  Authority.  Seller has all requisite corporate power and authority to
          ---------
execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement constitutes the valid and binding agreement of Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

     2.3  Noncontravention. Subject to compliance with the applicable
          ----------------
requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") and except as set forth on Section 2.3 of
              ---------------------                              -----------
the Disclosure Schedule, neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will:

          (a) conflict with or violate any provision of the charter or bylaws of Seller;

          (b) require on the part of Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), except for any filing, permit,
                        -------------------
authorization, consent or approval which if not obtained or made would not reasonably be expected to have a Business Material Adverse Effect;

          (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Seller is a party or by which Seller is bound or to which any of its assets are subject, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Business Material Adverse Effect. For purposes of this Agreement, "Security
                                                                   --------
Interest" means any mortgage, pledge, security interest, encumbrance, charge or
--------
other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent in all material respects with past custom and practice of the Business ("Ordinary Course of Business"), (iv) liens for Taxes not yet due and
           ---------------------------
payable, (v) liens for Taxes which are being contested in good faith and by appropriate proceedings, and (vi) liens relating to capitalized lease financings or purchase money financings that have been entered into in the Ordinary Course of Business, and (vii) liens arising solely by action of Buyer;

          (d) result in the imposition of any Security Interest upon the Acquired Assets; or

          (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its properties or assets, except for any violation that would not reasonably be expected to have a Business Material Adverse Effect.

     2.4  Subsidiaries.  Seller does not, with respect to the Business, control,
          ------------
directly or indirectly, or have any direct or indirect equity participation in, any corporation, limited liability company, partnership, trust or other business association.

     2.5  Financial Information.    Attached as Section 2.5 of the Disclosure
          ---------------------                 -----------
Schedule is the unaudited pro forma consolidated balance sheet prepared by Seller (the "Most Recent Balance Sheet") for the Business as of July 1, 2000
             -------------------------
which has been prepared in accordance with U.S. GAAP, except for the absence of footnotes, and which fairly presents, in all material respects, the financial condition, assets and liabilities of the Business as of the date thereof.

     2.6  Absence of Certain Changes. Except as contemplated by this Agreement
          --------------------------
and except as set forth in Section 2.6 of the Disclosure Schedule, since July 1,
                           -----------
2000, there have not been any adverse changes in the financial condition or results of operations of the Business, except for any adverse changes that have not had and would not reasonably be expected to have a Business Material Adverse Effect. Except as contemplated by this Agreement and except as set forth in Section 2.6 of the
                                                          -----------
Disclosure Schedule, between July 1, 2000 and the date of this Agreement, the Business, taken as a whole, has not taken any of the following actions (or permitted any of the following events to occur):

          (a) borrowed any amount, except for (i) accounts payable arising in the Ordinary Course of Business and (ii) borrowings from "Affiliates" (as such
                                                          ----------
term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of Seller, all of which borrowings in this paragraph (a) shall be paid in full or canceled prior to the Closing;

          (b)  subjected any Acquired Assets to any Security Interest;

          (c) sold, assigned, licensed or transferred any portion of the assets of the Business in a single transaction or series of related transactions in an amount in excess of $100,000, except for the sale, assignment, license or transfer of assets from inventory in the Ordinary Course of Business;

          (d) suffered any extraordinary losses (whether or not covered by insurance) material to the Business, or waived any rights of material value to the Business;

          (e) granted any rights to severance benefits, "stay pay" or termination pay to any director, officer or other employee of the Business, increased benefits payable or potentially payable to any such director, officer or other employee of the Business under any previously existing severance benefits, "stay-pay" or termination pay arrangements, or materially increased benefits payable or potentially payable to any other employee of the Business under any previously existing severance benefits, "stay pay" or termination pay arrangements (in each case, other than grants, increases or terminations that are substantially consistent with the past practice of the Business);

          (f) except in accordance with Seller's budget for capital expenditures in connection with the Business, made any capital expenditures or commitments therefor in an amount in excess of $200,000 in the aggregate;

          (g) materially amended the terms of any existing Business Benefit Plan (as defined below);

          (h) changed its accounting principles, methods or practices or the manner in which it keeps its books and records or changed its practices with regard to reserves, accruals, sales, receivables, payables or accrued expenses, except in each case to conform to changes in U.S. GAAP; or

          (i) entered into any agreement or commitment with respect to any of the matters referred to in paragraphs (a) through (h) of this Section 2.6.

     2.7  Undisclosed Liabilities. To Seller's knowledge, except as set forth in
          -----------------------
Section 2.7 of the Disclosure Schedule, the Business does not have any liability
-----------
which is material to the Business, except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since July 1, 2000 in the Ordinary Course of Business, (c) contractual liabilities incurred in the Ordinary Course of Business, and (d) contractual liabilities pursuant to the agreements listed in Sections 2.10, 2.11 and 2.12 of the Disclosure Schedule.
                     -------------  ----     ----

     2.8  Tax Matters. Seller has filed all material Tax Returns (as defined
          -----------
below) that it was required to file and all such Tax Returns were correct and complete, except for any error or omission that would not reasonably be expected to have a Business Material

Adverse Effect. Seller has paid all Taxes (as defined below) that are due with respect to all periods covered by any such Tax Returns. All Taxes that Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, including
                                         -----
without limitation income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, payroll, employment and franchise taxes imposed by the United States of America or any Governmental Entity, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements,
            -----------
forms or other information required to be supplied to a taxing authority in connection with Taxes. Seller has no liens or outstanding, unpaid assessments for Taxes against it and has filed no consents to extend the statute of limitations with respect to any Taxes.

     2.9  Tangible Personal Property. Except as set forth on Section 2.9 of the
          --------------------------                         -----------
Disclosure Schedule, Seller has good title to all of the tangible personal property reflected on the Most Recent Balance Sheet (other than property sold, consumed or otherwise disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet), free and clear of all Security Interests. Except as set forth on Section 2.9 of the Disclosure Schedule, all of
                                  -----------
the tangible personal property currently employed by Seller in the conduct of the Business, whether owned or leased, is, in the aggregate, (a) in good operating condition and repair, normal wear and tear excepted, and (b) adequate for the conduct of the Business as presently conducted by Seller. Except as set forth on
Section 2.9 of the Disclosure Schedule, all inventory included in the Most
-----------
Recent Balance Sheet is raw material, work in process or finished goods for products currently marketed and sold by the Business and which is, net of the reserve for obsolete inventory set forth on the Most Recent Balance Sheet, usable or salable in the Ordinary Course of Business and all such inventory is located at the Facilities listed on Annex 1.1(a)(i).
                                    ---------------

     2.10  Facilities and Owned and Leased Real Property.  All of the Facilities
           ---------------------------------------------
listed on Annex 1.1(a)(i) are used primarily with respect to the Business and
          ---------------
there is no other facility or location occupied by the Business. Seller has good, record and marketable title to the Owned Real Property free and clear of all mortgages, deeds of trust, liens or other encumbrances related to or securing any Excluded Liability, and other encumbrances of any kind or nature except, in the case of such other encumbrances only, encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect. Section 2.10 of the Disclosure Schedule lists all of
                          ------------
the leases or subleases to Seller of the Leased Real Property and the actual lease rate (basic rent plus any Taxes, common charges or other amounts due to or on behalf of the landlord under the lease). Seller has made available to Buyer correct and complete copies of all the leases and subleases, as amended to date, listed therein (the "Leases"). With respect to each such Lease:
                     ------
           (a) the Lease is a legal, valid, binding and enforceable obligation of Seller and, to Seller's knowledge, each other party to such Lease, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses;

           (b) neither Seller nor, to Seller's knowledge, any other party to the Lease is in breach or default and, to Seller's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a breach or default by Seller or permit termination, modification or acceleration thereunder by any landlord;

           (c) there are no disputes, oral agreements or forbearance programs in effect as to the Lease;

           (d) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold to the Lease; and

           (e) to Seller's knowledge, there are no pending or overtly threatened condemnation proceedings, lawsuits or administrative actions with respect to the property subject to the Lease.

           (f) To Seller's knowledge, (i) the current use of the Facilities by the Business are in compliance with all applicable zoning laws, building codes, ordinances and regulations, (ii) all Facilities, and the current use and operation thereof, comply in all material respects with all insurance requirements applicable thereto, and (iii) the Owned Real Property is accessible via public roadways or private easements.

     2.11  Intellectual Property.
           ---------------------

           (a)  Section 2.11(a) of the Disclosure Schedule lists all
                ---------------
Intellectual Property that is material to the Business taken as a whole (the "Designated Intellectual Property"). Seller owns, or is licensed or otherwise
 --------------------------------
possesses valid rights to use, the

Designated Intellectual Property, except where any failure to own, license or otherwise possess valid rights to use such Designated Intellectual Property would not reasonably be expected to have a Business Material Adverse Effect.
Section 2.11(a) of the Disclosure Schedule sets forth with reasonable
---------------
specificity, as to each item of Designated Intellectual Property, the nature of Seller's interest therein, whether ownership, license (perpetual or limited, royalty-free or not) or otherwise.

          (b)  Except as set forth in Section 2.11(b) of the Disclosure
                                      ---------------
Schedule, Seller has not been named in any suit, action or proceeding, and has not received any written communication from a third party, which involves a claim or inquiry, relating to the Business, of infringement of any patents, trademarks, trade names, service marks, copyrights, trade secrets or other intellectual property rights of any third party. Except as set forth in Section
                                                                        -------
2.11(b) of the Disclosure Schedule, the Business as presently conducted does not
-------
infringe any patents, trade secrets, trademarks, trade names, service marks, copyrights or other intellectual property rights of any third party, except for any such infringement that would not reasonably be expected to have a Business Material Adverse Effect.

          (c)  Except as set forth on Section 2.11(c) of the Disclosure
                                      ---------------
Schedule, Seller has performed the obligations required to be performed by it under the terms of any agreement pursuant to which Seller has rights in any Designated Intellectual Property, except where the failure to perform would not, alone or with the giving of notice or the passage of time or both, give rise to a right by the other party thereto to cancel or terminate the agreement or to seek damages, injunctive relief or specific performance with respect thereto.

           (d)  Except as set forth in Section 2.11(d) of the Disclosure
                                       ---------------
Schedule, Seller has not granted to any Affiliate or third party any license or right to the use of any of the Designated Intellectual Property, other than in connection with the sale of goods or services by Seller in the Ordinary Course of Business.

     2.12  Contracts.
           ---------

           (a)  Except as set forth in Section 2.12 of the Disclosure Schedule,
                                       ------------
Seller (with respect to the operation or conduct of the Business) is not a party to, and the Acquired Assets do not include, any:

                (i) written agreement or otherwise enforceable arrangement (or group of related arrangements with the same person or such person's Affiliates) for the lease of personal property from or to third parties providing for lease payments the remaining unpaid balance of which is in excess of $100,000;

                (ii) written agreement or otherwise enforceable arrangement (or group of related arrangements with the same person or such person's Affiliates) for the purchase or sale of products or services under which the undelivered or unpaid balance of such products and services is in excess of $250,000, other than (A) purchase orders relating to the supply of goods and services to the Business in the Ordinary Course of Business and (B) agreements relating to the purchase by Seller of goods and services to the Business in the Ordinary Course of Business which are cancelable by Seller without penalty (other than payment for goods or services actually received or provided), upon six months or shorter notice;

                (iii) written agreement or otherwise enforceable arrangement establishing a partnership or joint venture or any other similar arrangement where the liabilities of another person in excess of $100,000 individually or $1,000,000 in the aggregate have been assumed by, or by operation of law be or become, those of the Business;

               (iv) written agreement or otherwise enforceable arrangement (or group of related arrangements with the same person or such person's Affiliates) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) the outstanding amount of which is more than $250,000 or under which it has imposed (or may impose) a Security Interest on any Acquired Asset, except for any Security Interests relating to capitalized lease financing in an aggregate amount of less than $250,000;

               (v) written agreement or otherwise enforceable arrangement that prohibits the Business from engaging in any business anywhere in the world, other than exclusive distribution agreements or arrangements entered into in the Ordinary Course of Business;

               (vi) written agreement or otherwise enforceable arrangement under which the consequences of a default or termination would reasonably be expected to have a Business Material Adverse Effect;

               (vii) written agreement or otherwise enforceable arrangement involving (with respect to the Business) Seller's executive officers or directors;

               (viii) written agreement or otherwise enforceable arrangement for the employment or compensation of any individual (whether as an employee or an independent contractor) on a full-time or part-time basis providing base annual compensation in excess of $200,000 during fiscal 1999 or 2000;

               (ix) written severance, "stay pay" or termination agreement or otherwise enforceable arrangement with any officer or other employee of the Business;

               (x) written agreement or otherwise enforceable arrangement for the sale of any assets or properties of (with respect to the Business) Seller, other than goods and services in the Ordinary Course of Business, which involves a payment to be made to Seller in excess of $250,000;

               (xi) with respect to the Business, any written agreement or otherwise enforceable arrangement for the acquisition by Seller of any operating business or any capital stock or other equity interest of any other person or asset purchase agreement, stock purchase agreement or any other similar acquisition or divestiture agreement, in each case for consideration in excess of $1,000,000;

               (xii) with respect to the Business, any written agreement or otherwise enforceable arrangement relating to borrowed money (other than agreements or arrangements with Affiliates the liabilities or obligations under which are Excluded Liabilities) or to any obligation, covenant or indemnity of Seller with respect to which Seller is a guarantor or surety or has provided any letter of comfort, letter of credit, surety bond or other similar assurance to any third party;

               (xiii) written agreement or otherwise enforceable arrangement involving the licensing of, or assignment or transfer of, to or by Seller of any rights in Designated Intellectual Property, other than to customers in connection with the sale of goods or services in the Ordinary Course of Business or in connection with advertising, product promotion or other non-exclusive, short-term uses;

               (xiv) guaranty, buy-back or repurchase obligation with respect to any product of the Business now in production and sold or under warranty by or serviced by the Business (each, a "Product"), other than pursuant to
                                              -------
     customer warranties in the Ordinary Course of Business; and

               (xv) other written agreement or otherwise enforceable arrangement (or group of related agreements with the same person or such person's Affiliates) involving payments to be made or received after the date of this Agreement in excess of $500,000;

provided, however, that (x) no agreement referred to in clauses (i) through (xv)
--------  -------
above need be disclosed unless Seller currently has, or may in the future have (without taking into account the transactions contemplated by this Agreement), any rights or obligations thereunder and (y) Leases are not required to be disclosed in response to any provision of this Section 2.12 and shall not constitute Designated Contracts (as defined below).

          (b)  Except as set forth in Section 2.12(b) of the Disclosure
                                      ---------------
Schedule, Seller has made available to Buyer a correct and complete copy of each agreement, as amended to date, listed in Section 2.12 of the Disclosure Schedule
                                         ------------
(the "Designated Contracts"). Each Designated Contract is a legal, valid,
      --------------------
binding and enforceable obligation of Seller and, to Seller's knowledge, of each other party thereto, except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, rules or regulations relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for equitable defenses and there exists no material defaults of Seller or, to Seller's knowledge, any other party thereto. Seller has not received written notice that any party to a Designated Contract intends to terminate the Designated Contract to which it is a party.

     2.13  Litigation. Section 2.13 of the Disclosure Schedule lists, as of the
           ----------  ------------
date of this Agreement, each (a) judgment, order, decree, stipulation or injunction binding upon Seller or its property or business and relating to the Business, and (b) claim, complaint, action, suit, proceeding, hearing or investigation relating to the Business or any of the Acquired Assets, of or in any Governmental Entity or before any arbitrator to which Seller is a party or, to Seller's knowledge, which has been overtly threatened against Seller that, in the case of either clause (a) or (b), is reasonably likely, individually or in the aggregate, to have a Business Material Adverse Effect.

     2.14  Labor Matters.  Seller is not a party to or bound by any collective
           -------------
bargaining agreement relating to the Business, nor, except as set forth on
Section 2.14 of the Disclosure Schedule, has Seller experienced, since January 1, 1998, any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Seller has no knowledge of any organizational effort being made or threatened since January 1, 1998 by or on behalf of any labor union with respect to employees of the Business.

     2.15  Employee Benefits.
           -----------------

           (a)  Section 2.15 of the Disclosure Schedule contains a complete and
                ------------
accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by Seller or any ERISA Affiliate (as defined below) for the benefit of employees of the Business in all countries (and their beneficiaries) that are material to the Business (the "Business Benefit Plans"). For purposes
                                        ----------------------
of this Agreement, "Employee Benefit Plan" means any "employee pension benefit
                    ---------------------
plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined
                      -----
in Section 3(l) of ERISA), and, to the extent applicable to more than one employee, any other written or oral plan, agreement or arrangement involving direct or indirect compensation or benefits, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, in any country. For purposes of this Agreement, "ERISA Affiliate"
                                                               ---------------
means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes Seller. Complete and accurate copies of all Business Benefit Plans and all related trust agreements, insurance contracts and summary plan descriptions have been made available to Buyer. Each Business Benefit Plan has been administered in all material respects in accordance with its terms and Seller has met its material obligations with respect to each such

Business Benefit Plan. Seller and the Business Benefit Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

          (b) There are no termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Business Benefit Plan or asserting any rights or claims to benefits under any Business Benefit Plan, or, to Seller's knowledge, investigations by any Governmental Entity involving any Business Benefit Plan, except for any such termination proceedings or other claims, suits, proceedings or investigations that would not reasonably be expected to have a Business Material Adverse Effect.

          (c) The Business Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Business Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code and conform in all material respects to the Tax Reform Act of 1986.

          (d) Neither Seller nor any ERISA Affiliate contributes or is obligated to contribute to any multiemployer plan for the benefit of employees of the Business. Neither Seller nor any ERISA Affiliate has withdrawn from any multiemployer plan in a complete or partial withdrawal which has resulted in any withdrawal liability which has not been satisfied in full.

          (e) There are no unfunded obligations under any Business Benefit Plan and, other than an Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, there is no Business Benefit Plan providing welfare benefits after termination of employment to any employee of the Business (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable laws.

          (f) No act or omission has occurred and no condition exists with respect to any Business Benefit Plan maintained by Seller or any ERISA Affiliate that would subject Seller or any ERISA Affiliate to any material fine, penalty, Tax or liability imposed under ERISA or the Code (other than liabilities for benefits accrued under Business Benefit Plans for employees of Seller and their beneficiaries).

     2.16  Environmental Matters.
           ---------------------

           (a) When used in this Agreement, the following terms have the meanings provided below.

                (i)   "CERCLA" shall mean the Federal Comprehensive
                       ------
     Environmental Response, Compensation and Liability Act of 1980, as amended, and in effect on the Closing Date.

                (ii)  "Release" shall have the meaning assigned to that term in
                       -------
     CERCLA.

                (iii) "Environment" shall have the meaning assigned to that term
                       -----------
     under CERCLA.

                (iv)  "Materials of Environmental Concern" means any hazardous
                       ----------------------------------
     substance, pollutant or contaminant, as those terms are defined under

     CERCLA, solid waste and hazardous waste, as those terms are defined in the Federal Resource Conservation and Recovery Act (as in effect on the Closing
     Date), and oil, petroleum and petroleum products.

                (v)     "Environmental Law" means any law, rule or regulation of
                         -----------------
     any Governmental Entity as in effect on the Closing Date relating to the Environment or occupational health and safety, including, without limitation, any statute or regulation pertaining to (A) treatment, storage, disposal, transportation or generation of Materials of Environmental Concern; (B) air, water and noise pollution; (C) groundwater and soil contamination; or (D) the Release or threatened Release of Materials of Environmental Concern.

                (vi)    "Environmental Matters" means any legal obligation or
                         ---------------------
     liability arising under Environmental Law.

                (vii)   "Off-Site Liabilities" means, in all cases,
                         --------------------
Environmental Matters or liability arising under common law resulting from any transportation, treatment, storage, disposal or Release, or the arrangement therefor, of any Materials of Environmental Concern by the Business or any of their respective Affiliates, agents, contractors or predecessors in interest, to or at any property, location, site or facility other than a Business Property.

                (viii)  "Business Properties" means the Facilities and the real
                         -------------------
property subject to the Leases.

           (b)  Except as described or identified in Section 2.16 of the
                                                     ------------
Disclosure Schedule or in a document listed in such Section 2.16 or as would not
                                                    ------------
reasonably be expected to have a Business Material Adverse Effect:

               (i) the Business's operations at the Business Properties are in compliance with applicable Environmental Laws;

               (ii) there is no pending civil or criminal litigation, written notice of violation or formal administrative proceeding, investigation or information request relating to any Environmental Law involving any of the Business Properties or, to Seller's knowledge, any property formerly owned or operated by the Business; and

               (iii) Seller has those permits, licenses and approvals required under Environmental Law to operate the Business Properties as currently operated by Seller, all of which are described in Section 2.16 of the
                                                       ------------
     Disclosure Schedule.

          (c)  Except as described or identified in Section 2.16 of the
                                                    ------------
Disclosure Schedule or in a document listed in such Section 2.16 or as would not
                                                    ------------
reasonably be expected to have a Business Material Adverse Effect:

               (i) with respect to the Business Properties and any property formerly owned or operated by Seller with respect to the Business, there is no existing or, to Seller's knowledge, threatened order or claim requiring the investigation or remediation of a Release of Materials of Environmental Concern and there has been no Release by Seller or the Business of Materials of Environmental Concern; and

               (ii) with respect to Seller, there is no existing or, to Seller's knowledge, threatened claim for Off-Site Liabilities relating to the Business.

          (d) The Parties agree that the only representations and warranties of Seller herein as to any Environmental Matters are those contained in this
Section 2.16.

Without limiting the generality of the foregoing, the representations and warranties contained in Sections 2.13, 2.17, 2.18 and 2.25 do not relate to Environmental Matters.

     2.17  Legal Compliance. Except as set forth in Section 2.17 of the
           ----------------                         ------------
Disclosure Schedule, with respect to the Business, Seller is in compliance with all applicable laws (including rules and regulations thereunder) of any Governmental Entity, currently in effect, except where the failure to comply therewith would not reasonably be expected to have a Business Material Adverse Effect. Seller has not received written notice of any pending action, suit, proceeding, hearing, investigation, claim, demand or notice relating to the Business alleging any failure to so comply other than those not reasonably expected to have a Business Material Adverse Effect.

     2.18  Permits.
           -------

           (a)  Section 2.18 of the Disclosure Schedule sets forth a true,
                ------------
correct and complete list of all permits, licenses and franchises from Governmental Entities used by Seller in its business or operations as presently conducted and material to the Business or operations of the Business (collectively, the "Material Permits").
                    ----------------

           (b) Seller is in compliance with each, and not in violation of or default under any, Material Permit, all of the Material Permits are valid and in full force and effect and no proceeding is pending or, to the knowledge of Seller, threatened to revoke or limit any of them.

           (c) No Material Permit will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement, except, in either case, for any violation, default, revocation, termination or renewal that would not reasonably be expected to have a

Business Material Adverse Effect and the consummation of the transactions contemplated hereby will not violate or render any of the Material Permits invalid, require any amendment or reissuance of any of the Material Permits or require the consent of the Governmental Entity which has issued any of the Material Permits, except for violations, invalidations, amendments, reissuances or consents that would not reasonably be expected to have a Business Material Adverse Effect.

     2.19  Entire Business. Except for the Excluded Assets and the Deferred
           ---------------
Items and except as set forth on Section 2.19 of the Disclosure Schedule, the
                                 ------------
Acquired Assets collectively are, when utilized by a labor force substantially similar to that employed by Seller in connection with the Business on the date hereof, adequate to conduct the Business in all material respects as currently conducted.

     2.20  Broker's Fees.  Except as set forth in Section 2.20 of the Disclosure
           -------------                          ------------
Schedule, Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.21  Insurance. Section 2.21 of the Disclosure Schedule lists each
           ---------  ------------
material insurance policy maintained by Seller that relates or provides coverage with respect to any Acquired Assets or the Business (the "Business Policies").
                                                          -----------------
All of such Business Policies are in full force and effect and Seller is not in default with respect to its obligations under any of such Business Policies, except for any failures to be in full force and effect or defaults that would not reasonably be expected to have a Business Material Adverse Effect. The Business Policies provide the Business with such coverages and in such amounts as are equal to or in excess of such coverages or amounts required by any applicable law, rule or regulation.

     2.22  Business Relationships with Affiliates. Section 2.22 of the
           --------------------------------------  ------------
Disclosure Schedule lists any written agreements or other enforceable arrangements with respect to the Business whereby any Affiliate of Seller directly or indirectly (a) owns any property or right, tangible or intangible, which is used in the Business, (b) owes any money to Seller or is owed money by Seller or (c) has any other business or contractual relationship with Seller.

     2.23  Certain Definitions. For the purposes of Sections 2.23 through 2.33,
           -------------------
the following capitalized terms shall have the meanings set forth below:

     "Governmental Authority":  Any board, agency, commission or department of
      ----------------------
any federal, state or municipal government having jurisdiction over the applicable property.

     "Legal Requirements":  (a) All present and future laws, rules, regulations
      ------------------
and permits of any Governmental Authority applicable to the Owned Real Property,
(b) all covenants, conditions, and restrictions contained in any deeds or other instruments which relate to the Owned Real Property, and (c) all of Seller's obligations under all Permits affecting the Owned Real Property and all conditions thereof binding upon the Owned Real Property.

     "Permits":  All permits, licenses, certificates and approvals issued by
      -------
Governmental Authorities or otherwise necessary for the Owned Real Property to comply with all Legal Requirements.

     2.24  Conduct of Business. Seller has all Permits necessary to use and
           -------------------
operate the Owned Real Property.

     2.25  Compliance with Laws; No Notices of Violation; No Flood Hazard;
           ---------------------------------------------------------------
Issuance of Permits. The use and occupancy of the Owned Real Property is in
-------------------
material
compliance with all Legal Requirements, without depending upon property or rights other than the Owned Real Property (which for the purposes hereof shall include appurtenant easements). No uncured notice of any asserted violation of any Legal Requirement has been given to Seller. Seller has not received any notices of proposed rezoning of the Owned Real Property or of any proposed municipal or county assessments against the Owned Real Property. The Owned Real Property is not in a Flood Hazard Area as defined in the "Flood Disaster Protection Act of 1973", as amended, or identified as such by the Federal Emergency Management Agency. All Governmental Authorities have issued all Permits required for the use and operation of the Owned Real Property.

     2.26  No Condemnation. No part of the Owned Real Property has been taken in
           ---------------
condemnation or any similar proceeding, and no part of the Owned Real Property has been transferred by deed in lieu of condemnation or other like proceeding. To the best of Seller's knowledge, no condemnation or other like proceeding is pending or threatened with respect to the Owned Real Property.

     2.27  No Litigation. There is no pending or, to the best of Seller's
           -------------
knowledge, threatened litigation against Seller relating to the Owned Real Property, or to the title, use, occupancy or operation thereof.

     2.28  Payment for Work; No Mechanics' Liens. All construction, alterations
           -------------------------------------
and repairs with respect to the Owned Real Property have been paid for in full, except for repair work performed in the Ordinary Course of Business for which payment is not yet due and payable. No uncured notice of any mechanic's or materialmen's lien has been received by Seller, and no mechanic's or materialmen's liens claims are threatened, with respect to the Owned Real Property.

     2.29  Leases, Leasing, Commissions, Management Agreement. There are no
           --------------------------------------------------
Leases or other occupancy agreements, or management agreements in force and effect with respect to the Owned Real Property. There are no leasing commissions or management fees due from Seller to any third party with respect to the Owned Real Property.

     2.30  Separate Tax Parcel. No land or improvements which is not a part of
           -------------------
the Owned Real Property is included within the tax assessment or assessments of the Owned Real Property or the tax lots corresponding to the Owned Real Property.

     2.31  Condominium or Cooperative.  The Owned Real Property has not been
           --------------------------
subjected to a condominium or cooperative form of ownership.

     2.32  Utilities Are Available to the Owned Real Property.  To the best of
           --------------------------------------------------
Seller's knowledge, all utilities, including, without limitation, electricity, gas, steam, public water, public storm and sanitary sewers and telephone service, required for the current and intended use and operation of the Owned Real Property are available at the lot lines thereof or through existing easements appurtenant to the Owned Real Property, have been connected to the improvements, are in full service, have been accepted or approved by the appropriate Governmental Authorities with all necessary Permits required by Legal Requirements having been issued. The existing utilities are of adequate capacity for the Owned Real Property.

     2.33  Proper Drainage.  Design and as-built conditions of the Owned Real
           ---------------
Property are such that no material drainage of surface or other water across land of others is expected to occur.

                                  ARTICLE IIA

                 REPRESENTATIONS AND WARRANTIES OF THE PARENTS

 Each Parent, severally and not jointly, represents and warrants to Buyer as follows:

     2.1A  Organization.  Such Parent is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the state of its incorporation.

     2.2A  Authority. Such Parent has all requisite corporate power and
           ---------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Parent and the performance by such Parent of its obligations hereunder and the consummation by such Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Parent. This Agreement has been duly and validly executed and delivered by such Parent and, assuming this Agreement constitutes the valid and binding agreement of Buyer, constitutes a valid and binding obligation of such Parent, enforceable against such Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

     2.3A  Noncontravention. Subject to compliance with the Hart-Scott-Rodino
           ----------------
Act, neither the execution and delivery of this Agreement by such Parent, nor the consummation by such Parent of the transactions contemplated hereby, will:

     (a) conflict with or violate any provision of the charter or bylaws of such Parent;

     (b) require on the part of such Parent any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to have a material adverse effect on the ability of such Parent to perform its obligations under this Agreement (a "Parent Material Adverse Effect");
 ------------------------------

     (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which such Parent is a party or by which such Parent is bound or to which any of its assets are subject, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Parent Material Adverse Effect; or

     (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Parent or any of its properties or assets, other than a violation which would not reasonably be expected to have a Parent Material Adverse Effect.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller and each Parent as follows:

     3.1  Organization. Buyer is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the state of its incorporation.

     3.2  Authorization of Transaction. Buyer has all requisite corporate power
          ----------------------------
and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer and the performance by Buyer of this Agreement and its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes the valid and binding obligation of Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

     3.3  Noncontravention. Subject to compliance with the applicable
          ----------------
requirements of the Hart-Scott-Rodino Act, neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will:

          (a) conflict with or violate any provision of the charter or bylaws of Buyer;

          (b) require on the part of Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of Buyer or on the ability of Buyer to consummate the transactions contemplated by this Agreement, including without limitation paying to Seller when due the portion of the Purchase Price evidenced by the Mortgage Loan Documents (a "Buyer Material
                                                            --------------
Adverse Effect");
--------------

          (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of its assets are subject, other than any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver which would not reasonably be expected to have a Buyer Material Adverse Effect; or

          (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, other than any violation which would not reasonably be expected to have a Buyer Material Adverse Effect.

     3.4  Broker's Fees. Buyer has no liability or obligation to pay any fees or
          -------------
commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.5  Litigation. There are no actions, suits, claims or legal,
          ----------
administrative or arbitration proceedings pending against, or, to Buyer's knowledge, threatened against, Buyer which would reasonably be expected to have a Buyer Material Adverse Effect.

     3.6  Financing. Buyer has, and at the Closing will have, sufficient sources
          ---------
of financing in order to consummate the transactions contemplated by this Agreement and to fulfill its obligations hereunder, including without limitation payment to Seller of the Purchase Price at the Closing.

     3.7  Solvency. Immediately after giving effect to the transactions
          --------
contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer.

     3.8  Commission Filings.
          ------------------

          (a) Buyer has filed with the Securities and Exchange Commission (the "Commission") all required reports, schedules, forms, statements and other
 ----------
documents required to be filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 from January 1, 1998 through the date of this Agreement. All reports, schedules, forms, statements and other documents (including exhibits) filed by Buyer with the Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 since January 1, 1998 are referred to herein as the "Buyer Commission Filings." The Buyer
                                    ------------------------
Commission Filings (i) were prepared in compliance, in all material respects, with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed contain any untrue statement of material fact or omit to state a material fact required to be stated in such Buyer Commission Filings or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (iv) in the event of subsequent modifications of the circumstances or the basis on which they had been made, were, to the extent required by the Securities Act of 1933 and the Securities Exchange Act of 1934, as the case may be, timely amended in order to make them not misleading in any material respects in the light of such new circumstances or basis.

          (b) Each of the audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, any related notes or schedules) included in the Buyer Commission Filings (i) complied as to form in all material respects with the applicable published rules and regulations of the

Commission with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles applied consistently with Buyer's past practices, except as may be indicated therein or in the notes or schedules thereto, and
(iii) fairly presented in all material respects the financial position of Buyer as at the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and the absence of complete notes.

     3.9   Absence of Certain Changes. Since July 1, 2000, (a) Buyer has
           --------------------------
conducted its business only in the ordinary course of business and in a manner consistent in all material respects with past custom and past practice and (b) there has not been any event, change or effect which, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect.

     3.10  Certain Definitions. For the purposes of Sections 3.10 through 3.28,
           -------------------
the following capitalized terms shall have the meanings set forth below:

     "Environmental Laws": All federal, state or local laws, rules and
      ------------------
regulations (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to Hazardous Materials, environmental regulations, contamination by hazardous wastes, clean-up of hazardous wastes or disclosures relating to Hazardous Materials or hazardous wastes, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Federal Resource
                                       -------
Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

("RCRA"); Superfund Amendments and Reauthorization Act of 1986, Public Law No.
  -----
99-499 ("SARA"); Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.
         -----
("TSCA"); and all state superlien or environmental clean-up or disclosure
  -----
statutes in the state in which the Mortgaged Property is located.

     "Governmental Authority":  Any board, agency, commission or department of
      ----------------------
any federal, state or municipal government having jurisdiction over the applicable property.

     "Hazardous Materials":  Any petroleum product and all hazardous or toxic
      -------------------
substances or wastes or any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any other hazardous or toxic wastes or substances which are included under or regulated by any Environmental Laws.

     "Legal Requirements":  (a) All present and future laws, rules, regulations
      ------------------
and permits of any Governmental Authority applicable to the Mortgaged Property,
(b) all covenants, conditions, and restrictions contained in any deeds or other instruments which relate to the Mortgaged Property, and (c) all of Buyer's obligations under all Permits affecting the Mortgaged Property and all conditions thereof binding upon the Mortgaged Property.

     "Mortgage Loan Documents":  The Bedford Mortgage, the Mortgage Note and all
      -----------------------
other documents evidencing or securing the Mortgage Note or otherwise pertaining thereto.

     "Mortgaged Property":  The land, improvement, fixtures and proceeds thereof
      ------------------
commonly referred to as 35 Crosby Drive, Bedford, Massachusetts, more particularly described in the form of Bedford Mortgage attached hereto as Exhibit F.
---------

     "Permits":  All permits, licenses, certificates and approvals issued by
      -------
Governmental Authorities or otherwise necessary for the Mortgaged Property to comply with all Legal Requirements.

     3.11  Conduct of Business. Buyer has all Permits necessary to use and
           -------------------
operate the Mortgaged Property.

     3.12  Payment of Taxes. All income, franchise and personal property, excise
           ----------------
and other Taxes, charges and fees due and payable as of the date hereof by Buyer to all Governmental Authorities the non-payment of which could result in a lien upon the Mortgaged Property have been fully paid

     3.13  Authority to Enter into Transaction; No Conflict; Authority and
           ---------------------------------------------------------------
Enforceability.  Buyer has the right to borrow from Seller all funds evidenced
--------------
by the Mortgage Note, to encumber its interest in the Mortgaged Property, and to execute and deliver the Mortgage Loan Documents. The execution and delivery of the Mortgage Loan Documents will not conflict with or constitute a default under any agreement or Legal Requirement binding upon Buyer. The execution, delivery and performance of the Mortgage Loan Document have been duly authorized by all necessary actions of Buyer, and the Mortgage Loan Document will be legal, valid and binding obligations of Buyer, enforceable in accordance with their terms.

     3.14  Title to the Mortgaged Property; Compliance with Laws; No Notices of
           --------------------------------------------------------------------
Violation; No Flood Hazard; Issuance of Permits.  Buyer has good, record and
-----------------------------------------------
marketable title to the Mortgaged Property, free and clear of all mortgages, deeds of trust, liens or other encumbrances of any kind or nature except encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. To the best of Buyer's knowledge, the status of title to the Mortgaged Property is as reflected in that certain Owner's Policy of Title Insurance issued by Lawyer's Title Insurance Corporation, dated July 30, 1998 (the "Current Title Policy"), a true and
                                       --------------------
correct copy of which Buyer has delivered to Seller. At Closing, Buyer shall cause to be delivered to Seller, at Seller's expense, a lender's policy of title insurance in the amount of $25,000,000 disclosing no encumbrances other than those described in the first sentence of this Section 3.14 and a current update of the survey of the Mortgaged Property referred to in the Current Title Policy, provided that if Buyer cannot deliver such updated survey at the Closing, it shall deliver to Seller at Closing a certification that there has been no change in the condition of the Mortgaged Property since the date of the survey referred to in the Current Title Policy, and it shall update the survey within thirty
(30) days thereafter and cause the lender's policy of title insurance to be endorsed to reflect such updated survey. The use and occupancy of the Mortgaged Property is in material compliance with all Legal Requirements, without depending upon property or rights other than the Mortgaged Property (which for the purposes hereof shall include appurtenant easements). No uncured notice of any asserted violation of any Legal

Requirement has been given to Buyer. Buyer has not received any notices of proposed rezoning of the Mortgaged Property or of any proposed municipal or county assessments against the Mortgaged Property. The Mortgaged Property is not in a Flood Hazard Area as defined in the "Flood Disaster Protection Act of 1973", as amended, or identified as such by the Federal Emergency Management Agency. All governmental authorities have issued all Permits required for the use and operation of the Mortgaged Property.

     3.15  No Condemnation.  No part of the Mortgaged Property has been taken in
           ---------------
condemnation or any similar proceeding, and no part of the Mortgaged Property has been transferred by deed in lieu of condemnation or other like proceeding. To the best of Buyer's knowledge, no condemnation or other like proceeding is pending or threatened with respect to the Mortgaged Property.

     3.16  No Litigation. There is no pending or, to the best of Buyer's
           -------------
knowledge, threatened litigation against Buyer relating to the Mortgaged Property, or to the title, use, occupancy or operation thereof.

     3.17  Payment for Work; No Mechanics' Liens. All construction, alterations
           -------------------------------------
and repairs with respect to the Mortgaged Property have been paid for in full, except for repair work performed in the ordinary course of business for which payment is not yet due and payable. No uncured notice of any mechanic's or materialmen's lien has been received by Buyer, and no mechanic's or materialmen's liens claims are threatened, with respect to the Mortgaged Property.

     3.18  [Intentionally Omitted.]

     3.19  Leases. Seller has delivered to Buyer true, correct and complete
           ------
copies of all leases and occupancy agreements ("Leases") affecting the Mortgaged
                                                ------
Property.  Seller
is not in material default under any Lease, and to Seller's knowledge no other party to any Lease is in material default thereunder.

     3.20  Leasing Commissions: Management Agreements. There are no agreements
           ------------------------------------------
to pay leasing commissions for existing Leases, or any management agreements for the Mortgaged Property. The obligation to pay leasing commissions and management fees are and will be (a) subject, subordinate and inferior to the Bedford Mortgage and (b) not enforceable against Seller or anyone claiming by, through or under Seller.

     3.21  Separate Tax Parcel. No land or improvements which will not be
           -------------------
encumbered by the Bedford Mortgage is included within the tax assessment or assessments of the Mortgaged Property or the tax lots corresponding to the Mortgaged Property.

     3.22  Condominium or Cooperative. The Mortgaged Property has not been
           --------------------------
subjected to a condominium or cooperative form of ownership.

     3.23  Buyer Not "Foreign Person". Buyer is not a "foreign person" under the
           --------------------------
Foreign Investment in Real Property Tax Act 1980, or the regulations promulgated pursuant to such Act or any amendment to such Act or regulations.

     3.24  Payment of Real Estate Taxes and Impositions. All water charges,
           --------------------------------------------
sewer rents, ad valorem taxes, assessments, vault charges and other similar liens or impositions relating to the Mortgaged Property which are due and payable have been paid in full.

     3.25  [Intentionally Omitted.]

     3.26  Utilities Are Available to the Mortgaged Property. To the best of
           -------------------------------------------------
Buyer's knowledge, all utilities, including, without limitation, electricity, gas, steam, public water, public storm and sanitary sewers and telephone service, required for the current and intended use and operation of the Mortgaged Property are available at the lot lines thereof or through existing easements appurtenant to the Mortgaged Property, have been connected to the improvements, are in full service, have been accepted or approved by the appropriate Governmental Authorities with all necessary Permits required by Legal Requirements having been issued. The existing utilities are of adequate capacity for the Mortgaged Property.

     3.27  Proper Drainage. Design and as-built conditions of the Mortgaged
           ---------------
Property are such that no material drainage of surface or other water across lands of others is expected to occur.

     3.28  Environmental Matters. Except as to any matters disclosed in the
           ---------------------
Buyer's Environmental Disclosure Documents (described below), true, correct and complete copies of which Buyer has delivered to Seller:

           (a)  Reasonable Investigation; Site Evaluation. Buyer has performed
                -----------------------------------------
     or relied upon the performance by others of appropriate investigations, studies and tests to discover (i) any environmental contamination in, on, under threatening to or emanating from the Mortgaged Property; and (ii) any potential or actual liabilities for clean-up of Hazardous Materials with respect to the Mortgaged Property, and such investigations, studies and tests have disclosed no environmental contamination, Hazardous Materials, facts which may give rise to environmental claims or past or current violations of any Environmental Laws.

          (b)  No Knowledge of Hazardous Materials. To the best of the Buyer's
               -----------------------------------
     knowledge: no prior owner of the Mortgaged Property or current or prior tenant, subtenant or other occupant of the Mortgaged Property has used Hazardous Materials on, from or affecting the Mortgaged Property whether or not in a manner that violates any of the Environmental Laws governing the contamination, use, generation, placement, treatment, transportation, manufacture, refinement, handling, production, disposal or storage of Hazardous Materials; there have been no releases of Hazardous Materials either at, upon, under or within the Mortgaged Property; no Hazardous Materials have migrated to the Mortgaged Property; no Hazardous Materials are located on or have been stored on (other than those Hazardous Materials which are customarily used by Buyer and other tenants and occupants in the course of their business and then only in strict compliance with all Environmental Laws affecting such materials and the Mortgaged Property), generated at, processed or disposed of on, or released or discharged from (including ground water contamination) the Mortgaged Property; no above or underground storage tanks currently exist or previously existed on the Mortgaged Property; and the Mortgaged Property does not contain and has not in the past contained any asbestos containing material or other airborne contamination including any potential contamination that would be caused by maintenance of the Mortgaged Property, equipment therein, operations or activities conducted thereon or finishes in the Improvements.

          (c)  Limitation on Hazardous Materials Allowed on Mortgaged Property;
               ----------------------------------------------------------------
     Future Compliance with Environmental Laws. Buyer shall not allow any
     -----------------------------------------
     Hazardous Materials to exist or be stored, disposal of, located, discharged, generated, managed, processed or otherwise handled on the Mortgaged Property other than those Hazardous Materials which are customarily used by Buyer and other tenants and occupants in the course of their business and then only in strict compliance with all Environmental Laws affecting such materials and the Mortgaged Property.

          (d)  No Outstanding Notices of Violation; Mortgaged Property Currently
               -----------------------------------------------------------------
     Complies with Environmental Laws. Neither Buyer nor the Mortgaged Property
     --------------------------------
     (i) has received notice of or is subject to any private or governmental lien or judicial or administrative notice, order or action relating to Hazardous Materials or environmental concerns, impairments or liabilities with respect to the Mortgaged Property, or (ii) is in, or with any applicable notice or lapse of time, or failure to take curative or remedial actions, will be in, either direct or indirect violation of any Environmental Laws.

          (e)  Buyer's Environmental Disclosure Documents. For purposes hereof,
               ------------------------------------------
     "Buyer's Environmental Disclosure Documents" shall mean:

               (i) Letter dated July 7, 1998 from the Massachusetts Department of Environmental Protection, to Franz T. Litz, Brown, Rudnick, Freed & Gesmer relating to a so-called Covenant Not to Sue;

               (ii) Letter dated October 3, 1997 from Haley & Aldrich to 35 Crosby Drive LLC relating to Underground Storage Tank Removal Activities; and

               (iii) Environmental Site Assessment dated July 17, 1998 prepared by Jaworski, Geotech, Inc.

                                  ARTICLE IV

                             PRE-CLOSING COVENANTS
          4.1  Efforts.
               -------
               (a) During the period from the date of this Agreement to and including the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Article VII), each of Buyer and Seller shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

               (b) During the period from the date of this Agreement to and including the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Article VII), Seller shall use commercially reasonable efforts to obtain for the benefit of Buyer a royalty free, fully -paid, worldwide, perpetual, non-exclusive license of claim numbers 24, 25, 26 and 46 under United States Patent No. 5,712,890; provided, however, that
                                                         --------  -------
     Seller shall not be required to make any payments, incur any liabilities or agree to any undertakings in connection therewith in excess of $100,000. Seller shall from time to time consult with Buyer with respect to the status of such efforts and shall consider any recommendations made by Buyer with respect thereto.

          4.2  Hart-Scott-Rodino Act. During the period from the date of this
               ---------------------
     Agreement to and including the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Article VII), each of Buyer and Seller (i) has filed (or caused to be filed) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, (ii) shall use commercially reasonable efforts to obtain an early termination of the applicable waiting period with respect to such filing, and (iii) shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable. Buyer shall bear the filing fees associated with such filings under the Hart-Scott-Rodino Act.

          4.3  Replacement of Guarantees and Letters of Comfort. Unless
               ------------------------------------------------
     otherwise agreed to in writing by Seller, Buyer shall arrange, prior to the Closing, for replacement arrangements, which shall include a full and complete release of Seller and its Affiliates, including, to the extent required, guarantees and letters of comfort, reasonably satisfactory to Seller with respect to all letters of credit and other borrowings of the Business which are subject to any guarantee, covenant, indemnity, letter of comfort or similar assurance provided by Seller or any of its Affiliates as of the Closing Date, including without limitation those listed on Annex 4.3 of the Disclosure Schedule.

          4.4  Operation of Business. Except as otherwise specifically permitted
               ---------------------
by this Agreement, including without limitation Section 10.7, during the period from the date of this Agreement until the Closing (or such earlier date as this Agreement may be terminated in accordance with Article VII):

               (a) Subject to the provisions of Sections 4.4(b) and 4.4(c), Seller shall cause the Business to use commercially reasonable efforts to
     (i) conduct its operations in the Ordinary Course of Business and (ii) respond prudently to matters affecting the operations of the Business not arising in the Ordinary Course of Business;

               (b) Except as otherwise specifically set forth in this Agreement, or with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Seller covenants that it shall:

                    (i) use commercially reasonable efforts to preserve intact the Business and its relationships with those customers, suppliers, Affiliates and other third parties with whom it is commercially reasonable to do so;

                    (ii) use commercially reasonable efforts to (A) keep available the services of key Business Employees who are not Non-Offered Employees and consultants engaged with respect to the Business; and (B) recruit and hire new employees in the Ordinary Course of Business; provided, however, that, without first consulting with Buyer, Seller shall
     --------  -------
     not hire new employees other than pursuant to offers of employment outstanding on the date hereof;

                    (iii) use commercially reasonable efforts to maintain the tangible assets of the Business, in the aggregate, in good working order and condition, normal wear and tear excepted;

                    (iv) notify Buyer of any written notice of default received by Seller with respect to any Designated Contract and of any material default becoming known to Seller under any Designated Contract;

                    (v) make payments on its liabilities with respect to the Business to suppliers, employees and trade creditors in the Ordinary Course of Business;

                    (vi) use commercially reasonable efforts to implement its research and development plan through the Closing Date;

                    (vii) make capital expenditures in the Ordinary Course of Business consistent with Seller's plan for capital expenditures; and

                    (viii) maintain its books and records of the Business in accordance in all material respects with its past practices for consolidating the operations of the Business with that of Parents.

               (c) Except as otherwise specifically permitted in this Agreement or except with the prior written consent of Buyer (which consent, in the case of clauses (iv), (v), (ix), (x) and, to the extent it relates to the foregoing clauses, (xi) below, shall not be unreasonably withheld, conditioned or delayed), Seller covenants that with respect to the Business it shall not:

                    (i) enter into or amend any contract of employment with any employee of the Business providing for annual base compensation equal to or greater than $100,000 or which is not terminable on not more than six months notice without payment of penalty, amend in any material respect or adopt any material Business Benefit Plan of general application that provides pecuniary benefits, or change in any material respect the benefits or compensation of any Transferred Employee whose annual base compensation, together with targeted annual incentive compensation, equals or exceeds $100,000;

                    (ii) make any material change in any pricing policies (including discounting policies), financial reporting practices (except as required by U.S. GAAP or as contemplated by this Agreement) or credit policies, payment practices or accounting methods (except as required by U.S. GAAP ) of the Business;

     (iii) enter into any material contract for the sale of goods or services on terms and conditions which differ in any material respect from Seller's standard terms and conditions with respect to such goods and services;

     (iv) give any notice of default or breach, or renewal, non-renewal or cancellation to any person or entity with respect to any Designated Contract;

     (v) enter into any agreement or arrangement which provides for delivery, transfer, license or escrow of any Designated Intellectual Property other than to customers in the Ordinary Course of Business;

     (vi)   enter into any new material strategic alliance of any kind;

     (vii) solicit or intentionally induce any Business Employee who is not a Non-Offered Employee to refuse employment with Buyer;

     (viii) except as contemplated herein or except for agreements relating to the purchase and sale of goods and services entered into in the Ordinary Course of Business, enter into any new agreement or arrangement with any of its Affiliates which will not be terminated without penalty at or prior to Closing;

     (ix) commence any cease and desist demands, litigation or other similar proceedings with respect to the Business;

     (x)    discontinue manufacturing, servicing or supporting any Product; or

     (xi) enter into any contract, agreement, arrangement or binding commitment with respect to any of the foregoing.

     4.5  Access. During the period from the date of this Agreement to and
          ------
including the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Article VII), subject to compliance with applicable laws and regulations, and contractual obligations of Seller regarding classified information, security clearance, proprietary information of third parties and procurement of sensitive information, Seller shall permit the representatives of Buyer to have reasonable access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Business) to the premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Business for reasonable business purposes (it being acknowledged by Buyer that Buyer has completed its due diligence investigation and that the purpose of this provision is not to permit further due diligence). Buyer acknowledges that it and its representatives remain bound by the Confidentiality Agreement, dated March 21, 2000, previously entered into by or on behalf of Buyer and Seller (the "Confidentiality Agreement"). Prior to the Closing, Buyer and its representatives shall not contact or communicate with the customers and suppliers of Seller in connection with the transactions contemplated by this Agreement except with the prior written consent of Seller, which consent will not be unreasonably withheld. Prior to the Closing, Buyer shall consult with Seller prior to contacting or communicating with any group of employees of Seller.

     4.6  Consents and Approvals. During the period from the date of this
          ----------------------
Agreement to and including the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Article VII), Seller shall use commercially reasonable efforts to promptly obtain (i) the consents of all requisite persons and entities to the transfer to Buyer of the Acquired Assets pursuant to this Agreement, including without limitation, to the extent required by the terms thereof, the Designated Contracts, the Leases and the Material Permits, as of the Closing Date and (ii) tax clearance certificates from the States of Connecticut, Massachusetts and New York.

                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

     5.1  Conditions to Obligations of Buyer. The obligation of Buyer to
          ----------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer) of the following conditions:

          (a) Seller shall have obtained (or caused to be obtained) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, listed on Schedule 5.1(a) hereto;
                                                     ---------------

         (b) The representations and warranties of Seller set forth in Article II and of Parents set forth in Article IIA shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except (i) for changes permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Business Material Adverse Effect in the case of representations and warranties contained in Article II or a Parent Material Adverse Effect in the case of representations and warranties contained in
Article IIA (it being agreed that this clause (iii) shall be inapplicable to any portion of a representation and warranty which already contains a Business Material Adverse Effect qualification or a Parent Material Adverse Effect qualification, as applicable);

          (c) Seller shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

          (d) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified in clauses (a) through (c) of this Section
5.1 is satisfied in all respects;

          (e) No action, suit or proceeding shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (f) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (g) Buyer shall have received all of the items required to be delivered to it pursuant to Sections 1.1(c) and 1.3(b);

          (h) Seller and Tecomet Inc. shall have entered into a supply agreement for HTC grids and an agreement for use of HTC technology in the forms attached hereto as Exhibit H (the "Tecomet Agreements");
                   ---------       ------------------

          (i) Seller and ThermoTrex Corporation shall have entered into a letter agreement amending the License Agreement dated October 16, 1995 between Trex

Medical Corporation and ThermoTrex Corporation with respect to CMOS technology in the form attached hereto as Exhibit I (the "CMOS Letter Agreement"); and
                               ---------       ---------------------

          (j) All actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer.

     5.2  Conditions to Obligations of Seller. The obligation of Seller to
          -----------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller) of the following conditions:

          (a) Seller shall have obtained (or caused to be obtained) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the requisitions, filings and notices, listed on Schedule 5.1(a) hereto;
                                                    ---------------

          (b) The representations and warranties of Buyer set forth in Article III shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except (i) for changes permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Buyer Material Adverse Effect (it being agreed that this clause (iii) shall be inapplicable to any portion of a representation and warranty that already contains a Buyer Material Adverse Effect qualification);

          (c) Buyer shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

          (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in clauses (b) and (c) of this Section 5.2 is satisfied in all respects;

          (e) No action, suit or proceeding shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (f) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (g) Seller shall have received all of the items required to be delivered to it pursuant to Sections 1.3(b), 1.3(d) and 3.14; and

          (h) All actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller.

                                  ARTICLE VI

                                INDEMNIFICATION

     6.1  Indemnification by Seller. Subject to the terms and conditions of this
          -------------------------
Article VI, from and after the Closing, Seller shall indemnify Buyer and its Affiliates and their respective directors, officers, employees, stockholders and agents (the "Buyer Indemnified Parties") in respect of, and hold the Buyer Indemnified Parties harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, amounts paid in settlement, interest obligations, deficiencies, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, costs of investigation and evaluation, experts and other reasonable costs, in each case whether incurred in defense of any third party claim indemnifiable hereunder or in successfully enforcing the provisions of this Agreement) (collectively, "Damages") incurred or suffered by a Buyer Indemnified Party:

          (a) resulting from, relating to or constituting (i) any misrepresentation or breach of warranty of Seller or Parents contained in this Agreement or the certificate of Seller delivered at the Closing pursuant to
Section 5.1(d) or (ii) any failure to perform any covenant or agreement of Seller contained in this Agreement;

          (b) resulting from or relating to Excluded Assets or resulting from, relating to or constituting Excluded Liabilities or Seller's failure to discharge the same; or

          (c)  resulting from the Fischer Litigation (as defined in Section
                                  ------------------
6.3(b)(i) below) to the extent of any Damages (as defined in Section 6.3(b)(i) below) resulting from infringement of the Patents in Suit (as defined in Section 6.3(b)(i) below) by any Table Products (as defined in Section 6.3(b)(i) below) manufactured, sold, offered for sale or used on or prior to the last expiration date of the Patents in Suit and such Damages are attributable to either (i) the period prior to the Closing or (ii) the period from and after the Closing, subject to the limitations set forth in Section 6.5 below.

     6.2  Indemnification by Buyer. Subject to the terms and conditions of this
          ------------------------
Article VI, from and after the Closing, Buyer shall indemnify Seller and its Affiliates and their respective directors, officers, employees, stockholders and agents (the "Seller Indemnified Parties") in respect of, and hold the Seller
             --------------------------
Indemnified Parties harmless against, any and all Damages incurred or suffered by a Seller Indemnified Party:

          (a) resulting from, relating to or constituting (i) any misrepresentation or breach of warranty of Buyer contained in this Agreement or the certificate of Buyer delivered at the Closing pursuant to Section 5.2(d) or
(ii) failure to perform any covenant or agreement of Buyer contained in this Agreement;

          (b) resulting from, relating to or constituting any obligations or liabilities associated with the conduct of the business or operations of the Business from and after the Closing, except to the extent that such Damages result from a matter for which Buyer is entitled to indemnification from Seller pursuant to clause (c)(ii) of Section 6.1 above (after giving effect Section 6.5 below);

          (c) subject to the limitations set forth in Section 6.5 below, resulting from or relating to the Fischer Litigation;

          (d) resulting from or relating to Buyer's 401(k) Plan following the completion of the transfer of assets and liabilities from Seller's 401(k) Plan (as defined below) pursuant to Section 10.7(c); or

          (e) resulting from, relating to or constituting any obligations and liabilities of Seller assumed by Buyer pursuant to this Agreement or the Assumption Agreement or for which this Agreement provides that Seller has no responsibility.

     6.3  Claims for Indemnification.
          --------------------------

          (a)  Third-Party Claims. All claims for indemnification made under
               ------------------
this Agreement resulting from, related to or arising out of a third-party claim against any Buyer Indemnified Parties or Seller Indemnified Parties (each, an "Indemnified Party") shall be made in accordance with the following procedures.
 -----------------
Each Indemnified Party shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of
                                     ------------------
any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party; provided, however, that the omission to give such notice
                        --------  -------
to the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder unless and only to the extent it was prejudiced thereby. Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the
--------
Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the

Indemnified Party solely in connection therewith shall be considered "Damages"
                                                                      -------
for purposes of this Agreement; provided, however, that in no event shall the
                                --------  -------
Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed.

          (b)  Fischer Litigation Claims. Notwithstanding the provisions of
               -------------------------
Section 6.3(a) but subject to the other provisions of this Article VI, the Parties agree that the provisions of this Section 6.3(b) shall govern and control the rights and obligations of the Buyer Indemnified Parties and the Seller Indemnified Parties in connection with the Fischer Litigation.

               (i)  Definitions.
                    -----------

                    "Damages" shall mean, for all purposes of indemnification
                     -------
under this Agreement in connection with the Fischer Litigation and notwithstanding the definition of "Damages" in Section 6.1 above, only (i)
                                   -------
monetary damages (including without limitation "enhanced damages"), fines, fees and interest obligations ordered by a court in connection with the Fischer Litigation, (ii) all amounts payable to Fischer Imaging Corporation (or its successor in interest) ("Fischer") in
                                                             -------
settlement of the Fischer Litigation, including without limitation any future royalties required to be paid by any Buyer Indemnified Party as a result of such settlement, (iii) any losses, including consequential damages, suffered by any Buyer Indemnified Party as the result of an injunction in the Fischer Litigation prohibiting the sale of Table Products, and (iv) reasonable costs and expenses, including without limitation reasonable attorneys' fees and expenses, costs of investigation and evaluation, experts and other reasonable costs, incurred in connection with the defense of the Fischer Litigation.

     "Fischer Litigation" shall mean (i) the suits captioned Fischer Imaging
      ------------------                                     ---------------
Corp., a Delaware Corporation v. Trex Medical Corporation, a Connecticut
------------------------------------------------------------------------
corporation fka Lorad Corporation, pending in the United States District Court
---------------------------------
for the District of Colorado, Civil Action No. 92-N-619 (consolidated with Civil Action No. 98-N-772) (D. Colo.), and Lorad Corp. v. Fischer Imaging Corp.,
                                     -----------------------------------
pending in the United States District Court for the District of Colorado, Civil Action No. 93-M-1588 (the "Original Litigation"); (ii) any other action or claim
                           -------------------
brought against any Buyer Indemnified Party predicated on the Patents in Suit, but only to the extent that such action or claim involves any Table Products; and (iii) any actions or claims for indemnification or other relief brought or made by customers or users of Table Products, based on actions or claims of infringement of the Patents in Suit, based on the use or sale of Table Products and filed or made by the owner or licensees of the Patents in Suit.

     "Patents in Suit" shall mean the patents in suit in the Original Litigation
      ---------------
(namely United States Patent Nos. 5,078,142 and 5,735,264) and any reissues, extensions, continuations, divisions or continuations in part thereof, provided that, in the case of any continuation in part, the term "Patents in Suit" shall mean only those claims of such continuation in part supported by the disclosure of any of the patents in suit in the Original Litigation.

                    "Table Products" shall mean the prone stereotactic breast
                     --------------
biopsy table manufactured, sold or offered for sale by Seller on or before the date hereof, as such table may be enhanced or improved from time to time by or on behalf of Buyer, so long as such table as so enhanced or improved is not alleged by Fischer in good faith to infringe on any claims of any Patents in Suit which are not infringed upon by such table as manufactured by Seller on the date hereof, or any claims of foreign counterparts of the Patents in Suit whose corresponding U.S. claims, if any, are not alleged to be infringed upon by such table as manufactured by Seller on the date hereof, provided that in any such case such table is manufactured, offered for sale or sold only for the uses offered by Seller on or before the date hereof.

               (ii) Procedure for Fischer Litigation Claims. No Buyer
                    ---------------------------------------
     Indemnified Party shall make any claim for indemnification from Seller with respect to Damages resulting from the Fischer Litigation except pursuant to
     Section 6.1(c). From and after the Closing, Seller shall continue to control and defend the Fischer Litigation (at its own expense) with its existing counsel or other counsel reasonably selected by Seller. Seller shall keep Buyer periodically advised of the status of the Fischer Litigation and shall consider any recommendations made by Buyer with respect to the defense thereof. Seller shall have the right (in its sole discretion) to settle all or any portion of the Fischer

     Litigation without the prior consent of Buyer, so long as such settlement does not directly or indirectly impose any liabilities, limitations, restrictions or obligations on Buyer. If requested by Seller, Buyer shall not unreasonably withhold, condition or delay its consent to any settlement of all or any portion of the Fischer Litigation. Notwithstanding the foregoing, Buyer may, at any time, elect to assume control and defense of the Fischer Litigation by (A) releasing Seller and Parents from any further indemnification obligations under Section 6.1(c) and (B) assuming Seller's further obligations under this Section 6.3(b) (other than payment of amounts incurred prior to such time by or on behalf of Seller in investigating or defending such matter). Unless Buyer assumes the control and defense of the Fischer Litigation as provided in the preceding sentence, Buyer may not settle all or any portion of the Fischer Litigation without the prior written consent of Seller.

          (c)  Procedure for Other Claims. An Indemnified Party wishing to
               --------------------------
assert a claim for indemnification under this Article VI which is not subject to
Section 6.3(a) or 6.3(b) shall deliver to the Indemnifying Party a written notice a "Claim Notice") which contains (i) a description and the amount (the
          ------------
"Claimed Amount") of any Damages incurred by the Indemnified Party, (ii) a
 --------------
statement that the Indemnified Party is entitled to indemnification under this
Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (A) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (B) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case such response shall be
                         -------------
accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (C) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within sixty (60) days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 11.14.

     6.4  Survival.
          --------

          (a) The representations and warranties of Seller and Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the second anniversary of the Closing Date, at which time they shall expire. Notwithstanding the foregoing, (i) the representations and warranties of Seller contained in Sections 2.1 and 2.2, of Parents contained in Sections 2.1A and 2.2A and of Buyer contained in Sections 3.1 and 3.2 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation and (ii) the representations and warranties of Seller contained in Sections 2.8 and 2.16 shall expire upon the occurrence of the Closing.

          (b)  Any valid claim that is properly asserted in writing pursuant to
Section 6.3 prior to the expiration as provided in Section 6.4(a) of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied; provided, however, that any valid
                                              --------  -------
claim that is properly asserted in writing pursuant to either Section 6.1(c) or
Section 6.2(c) shall survive until such claim is finally resolved and satisfied.

     6.5  Limitations.
          -----------

          (a) Except with respect to claims based on actual fraud, Article VIII or Article IX and claims of Seller under any of the Mortgage Loan Documents, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Except with respect to claims based on actual fraud, the rights of the Parties under Article VIII shall be the sole and exclusive remedy of the Parties with respect to the subject matter of Article VIII. Except with respect to claims based on actual fraud, the rights of the Parties under Article IX shall be the sole and exclusive remedy of the Parties with respect to the subject matter of Article IX. Without limiting the generality of the foregoing three sentences, in no event shall Buyer, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated under this Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, each of the following limitations shall apply:

               (i) the aggregate liability of Seller for the sum of all Damages under this Article VI (other than Section 6.1(c)) and Article VIII shall not exceed an amount equal to $16,000,000, and the aggregate liability of Seller for the sum of all Damages under this Article VI (including Section 6.1(c)) and Article VIII shall not exceed an amount equal to the Adjusted Purchase Price (to the extent Seller has actually received such Adjusted Purchase Price from Buyer either upon payment at the Closing or pursuant to the Mortgage Loan Documents thereafter);

               (ii) no individual claim or series of related claims for indemnification under Sections 6.1(a)(i), 6.2(a)(i) or 8.2(a) shall be valid and assertable unless it is (or they are) for an amount in excess of $10,000;

               (iii) Seller shall not be liable under clause (a)(i) of Section
     6.1 or Section 8.2(a) unless and until the aggregate Damages under clause
     (a)(i) of Section 6.1 and Section 8.2(a) exceed $1,500,000 (the "Basket
                                                                      ------
     Amount"), and then only to the extent that the aggregate Damages under
     ------
     clause (a)(i) of Section 6.1 and Section 8.2(a) exceed an amount equal to one-half of the Basket Amount (it being understood that Seller shall not be liable, in any event, for the first amount of Damages equal to one-half of the Basket Amount); and

               (iv) the amount of any Damages for which indemnification is provided under this Article and Articles VIII and IX shall be calculated net of any associated accruals or reserves reflected on the books of the Business as of the Closing Date;

provided, however, that the foregoing limitations shall not apply to a claim
--------  -------
described in paragraph (b) of Section 6.1 or paragraphs (b) through (e) of
Section 6.2.

          (c) In no event shall Seller be responsible and liable for any Damages or other amounts under this Article VI or under Article VIII that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Damages; provided, however, that Seller shall be liable for any such Damages owed by a
-------   -------
Buyer Indemnified Party to any non-Affiliated person.

          (d) Seller shall not have any right of contribution against the Business with respect to any breach by Seller of any of its representations, warranties, covenants or agreements.

          (e) The amount of any Damages for which indemnification is provided under this Article VI or under Article VIII shall be reduced by any related recoveries which the Indemnified Party actually receives under insurance policies or other related payments received or receivable from third parties and any Tax benefits actually received by the Indemnified Party or any of its Affiliates on account of the matter resulting in such Damages or the payment of such Damages. Each Indemnified Party agrees to use commercially reasonable efforts to pursue rights to insurance proceeds with respect to any claims for indemnification made by such Indemnified Party.

          (f) Buyer hereby agrees that any Damages with respect to any claim for indemnification by Seller or its Affiliates under this Article VI or Articles VIII or IX and any other amounts otherwise owing by Seller or its Affiliates to any Buyer Indemnified Party pursuant to this Agreement may, at the option of Seller, be offset against any amounts payable by Buyer to Seller or its Affiliates pursuant to this Article VI or Articles VIII or IX or under the Mortgage Loan Documents

     6.6  Treatment of Indemnification Payments.  All indemnification payments
          -------------------------------------
made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price to the extent permitted by law.

     6.7  Parent Guaranty.  Each Parent hereby unconditionally guarantees,
          ---------------
jointly and severally, the due and punctual payment and performance of all obligations of Seller under this Article VI and Articles VIII and IX, subject to the limitations and restrictions contained therein. This guaranty is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement, any assumption of any such guaranteed obligation by any other party or any other act or event which might otherwise operate as a legal or equitable discharge of any Parent under this Section 6.7. Each Parent hereby waives all special suretyship defenses and notice requirements. This guaranty is in no way conditioned upon any requirement that Buyer first attempt to collect or enforce the guaranteed obligation from or against Seller or any other Parent. So long as any obligation of Seller to Buyer under this Article VI or Articles VIII and IX remains unpaid or undischarged, each Parent hereby waives all rights to subrogation arising out of any payment by it pursuant to this Section 6.7.

     The obligations of each Parent hereunder shall be absolute and unconditional irrespective of the validity, legality or enforceability of this Agreement or any document related hereto, and shall not be affected by or contingent upon (a) the liquidation or dissolution of, or the merger or consolidation of Seller with or into any entity, or any sale or transfer by Seller of all or any part of its property or assets, (b) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting

Seller, (c) any modification, alteration, amendment or addition of or to this Agreement, or (d) any disability or any other defense of Seller or any other person and any other circumstance whatsoever (with or without notice to or knowledge of such Parent) which may or might in any manner or to any extent vary the risks of such Parent or might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise.

                                  ARTICLE VII

                                  TERMINATION

     7.1  Termination of Agreement.  Buyer and Seller may terminate this
          ------------------------
Agreement prior to the Closing as provided below:

          (a) Buyer and Seller may terminate this Agreement by mutual written consent;

          (b) Buyer may terminate this Agreement by giving written notice to Seller in the event Seller is in material breach, and Seller may terminate this Agreement by giving written notice to Buyer in the event Buyer is in material breach, of any representation, warranty, covenant or agreement contained in this Agreement, and such breach is not remedied within ten days of delivery of written notice thereof;

          (c) Buyer may terminate this Agreement by giving written notice to Seller if the Closing shall not have occurred on or before December 1, 2000 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from a breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement); and

          (d) Seller may terminate this Agreement by giving written notice to Buyer if the Closing shall not have occurred on or before December 1, 2000 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement).

     7.2  Effect of Termination.
          ---------------------

          (a) Except as set forth in Sections 7.2(b) and 7.2(c), if either Buyer or Seller terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

          (b)  Termination of this Agreement pursuant to clause (b) of Section
7.1 by reason of a breach prior to the time of such termination of any covenant, agreement or, in the case of a breach by Buyer, representation or warranty contained in this Agreement shall not relieve a defaulting or breaching Party (whether or not it is the terminating Party) from any liability to the other Parties.

          (c) Notwithstanding any other provision contained in this Agreement to the contrary, the Confidentiality Agreement shall survive the termination of this Agreement for any reason.

                                 ARTICLE VIII

                             ENVIRONMENTAL MATTERS

     8.1  Definitions. For purposes of this Agreement, the following terms have
          -----------
the meanings provided below.

          (a)  "Response Costs" means all "costs of response" within the meaning
                --------------
of CERCLA and all costs recoverable pursuant to any other environmental law.

          (b)  "Damages" has the meaning assigned to that term under Section 6.1
                -------
and, for purposes of this Article VIII, shall include Response Costs.

          (c)  "Develop" and "Development" mean (i) the construction,
                -------       -----------
reconstruction, refurbishment, renovation, substantial modification, restoration, conversion, structural alteration, relocation or enlargement of any building or structure; any change in use of any building or land or any change in zoning or government land use approval, (ii) any extension of any use of land, or (iii) any clearing, grading or other movement of land.

          (d)  "Natural Resources Damages" means "damages" to "natural
                -------------------------
resources," as those terms are defined under CERCLA or analogous state and provincial laws.

     8.2  Environmental Indemnification by Seller.
          ---------------------------------------

          (a) Subject to the terms and conditions of this Article VIII, with respect to any valid claim properly asserted in writing by Buyer prior to the first anniversary of the Closing Date, Seller shall indemnify Buyer in respect of, and hold Buyer harmless against:

               (i) any Damages incurred or suffered by Buyer or any Affiliate thereof (other than with respect to an Excluded Liability) as a result of any failure by Seller to comply with any applicable Environmental Law prior to the Closing Date in connection with the Business; provided that such
                                                          --------
     Damages result directly from (A) compliance by Buyer or any Affiliate thereof with an order issued by a Governmental Entity or by a court in a proceeding commenced by a Governmental Entity which establishes a mandatory obligation to rectify such failure to comply with applicable Environmental Law, or (B) the mandatory obligation of the Business or any Affiliate of Buyer to pay a fine or penalty which is imposed by a Governmental Entity or a court in a proceeding commenced by a Governmental Entity as a result of such failure to comply with applicable Environmental Law; and

               (ii) any Damages incurred or suffered by Buyer or any Affiliate thereof (other than with respect to an Excluded Liability) as a result of any Release of Materials of Environmental Concern to the Environment in connection with the Business that occurred prior to the Closing Date; provided that, such Damages result directly from a legal obligation arising
     --------
     pursuant to Environmental Laws on the part of Buyer or any Affiliate thereof to investigate, remediate or pay Damages on account of said Release of Materials of Environmental Concern;

provided further, however, that, in the case of both clauses (i) and (ii), to
-------- -------  -------
the extent Buyer's claim for indemnification relates to a Business Property, Seller shall be obligated under this Section 8.2 if and only if (A) Buyer has operated the applicable Business Property continuously for commercial or industrial purposes (including related office, warehouse, sale and service activities) and not sold, transferred or sublet that property during such one year indemnification period or thereafter during the pendency of any claim asserted prior to the first anniversary of the Closing Date and (B) Buyer has retained responsibility for and continued to perform remedial actions and programs in existence and operation at the Business Properties as of the Closing Date, if any.

          (b) Buyer shall give prompt written notification to Seller of the commencement of any action, suit or proceeding for which indemnification under this Section 8.2 may be sought or, if earlier, upon the assertion of any claim or commencement of any inquiry for which indemnification under this Section 8.2 may be sought, whereupon Seller shall assume exclusive control of the defense and settlement of such action, suit, proceeding, claim or inquiry. Without limiting the generality of the foregoing, if a mandatory obligation of the kind specified in Section 8.2(a) exists: (i) Seller shall determine, control and undertake the actions to be taken in order to comply with or satisfy such mandatory obligation, including the performance of any further investigation or remediation; (ii) Buyer shall be provided reasonable notice and opportunity to comment (at its own cost and expense) upon Seller's plans for addressing such mandatory obligation; (iii) Buyer shall allow access to Seller and its agents and independent contractors necessary to allow Seller to perform actions to be taken in order to comply with or satisfy a mandatory obligation under this
Section 8.2(b); and (iv) Seller and its agents and independent contractors shall make all reasonable efforts to perform any mandatory obligation under this
Section 8.2 in a manner that does not unreasonably interfere with Buyer's occupation and use of the Business Properties.

          (c) In addition to the agreements of the Parties set forth in Section 10.1, Buyer shall, and shall cause its Affiliates to, cooperate with Seller (as Seller may reasonably direct) in connection with the prosecution, defense, settlement or performance of Seller's agreements in this Section 8.2. Without limiting the generality of the foregoing, as to all matters with respect of which Seller has agreed to indemnify Buyer and its Affiliates, Buyer shall, and shall cause its Affiliates to (i) assign to Seller (or its designee) all existing contracts with independent consultants, attorneys and other advisors relating to such matters, (ii) waive all professional conflicts and take other reasonable steps necessary to allow any counsel representing the Business with respect to such matters to represent Seller (or its designee) with respect to such matters, and (iii) sign such documents, assign such rights, and take such actions as Seller may reasonably request.

     8.3  Limitations.
          -----------

          (a)  The provisions of Sections 6.5 and 6.6 are applicable to this
Article VIII.

          (b) Seller shall have no liability under Sections 8.2(a) or 8.2(b) for any Damages in any way arising out of or related to an actual or proposed Development at a Business Property after the Closing.

          (c) The Parties agree that any Damages incurred by Buyer in investigation or remediation activities that are not required pursuant to Environmental Laws shall not be deemed a mandatory obligation for purposes of
Section 8.2(a).

          (d) Costs and expenses incurred in connection with investigation and remediation of a Release of Materials of Environmental Concern shall be indemnifiable under Section 8.2(a) only to the extent (i) required for the remediation of Materials of Environmental Concern to levels that will permit continued industrial uses at the Business Properties or that meet risk-based cleanup standards based upon industrial use of the Business Properties under applicable Environmental Laws as of the date the remediation is completed; or
(ii) necessary to obtain a "no further action" letter or equivalent from a Governmental Entity with primary jurisdiction therefor.

          (e) This Article VIII shall be the sole and exclusive remedy of (i) Buyer and its Affiliates against Seller or any of its Affiliates, and their respective present or former officers, directors and employees, agents, attorneys or contractors, and (ii) Seller and its Affiliates against Buyer or any of its Affiliates, and their respective present or former officers, directors and employee, agents, attorneys or contractors, for any and all claims, Damages or other matters related directly or indirectly to the Business and arising at any time under Environmental Laws, or under any common law with respect to Materials of Environmental Concern.

          (f) Buyer and Seller hereby waive (and shall cause their respective Affiliates and the respective successors and assigns of Buyer, Seller and their respective Affiliates to waive) any right to seek contribution or other recovery from each other or their respective Affiliates or any present or former officer, director or employee, agent attorney or contractor of Buyer, Seller or any of their respective subsidiaries with respect to events related directly or indirectly to the Business prior to the Closing that Buyer and its Affiliates or any of them may now or in the future have under any Environmental Law or any common law providing for any remedy or right of recovery with respect to Environmental Matters or Materials of Environmental Concern other than as expressly provided for in this Article VIII. Buyer and Seller hereby release (and shall cause their respective Affiliates and the respective successors and assigns of Buyer, Seller and their respective Affiliates to release) each other and their respective Affiliates and all present or former officers, directors and employees, agents, attorneys or contractors of Buyer, Seller or any of their respective subsidiaries from any and all such claims, demands and causes of action.

     8.4  Environmental Indemnification by Buyer.
          --------------------------------------

          (a) Except as otherwise specifically provided in this Article VIII and regardless of whether the events giving raise to the Damages occurred or are alleged to have occurred before or after the Closing, from and after the Closing, Buyer shall indemnify Seller and its Affiliates in respect of, and hold Seller and its Affiliates harmless against, any and all Damages arising from or related to (i) Off-Site Liabilities, including, without limitation, any Natural Resources Damages; (ii) all claims under Environmental Law or common law arising from or related to alleged or actual exposures of employees or third parties to Materials of Environmental Concern; (iii) diminution in property values or other property damage claims arising from any Releases of Materials of Environmental Concern; and (iv) all other Environmental Matters related directly or indirectly to the Business as to which Seller is not obligated to indemnify Buyer pursuant to Section 8.2(a).

          (b) The procedures set forth in Section 6.3 shall apply with respect to any claim for indemnification made by Seller or its Affiliates pursuant to this Article VIII.

                                  ARTICLE IX

                                  TAX MATTERS

     9.1  Preparation and Filing of Tax Returns; Payment of Taxes.
          -------------------------------------------------------

          (a) Seller shall be responsible for the preparation and filing of all Tax Returns for Seller for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary and combined Tax Returns for Seller which include the operations of the Business for any period ending on or before the Closing Date). Seller shall make or cause to be made all payments required with respect to any such Tax Returns except to the extent provided in Sections 1.1(d)(ix) and 1.4(b) hereof. Buyer shall assume responsibility for and promptly reimburse Seller for the amount of any such Taxes paid by Seller (i) to the extent such Taxes are attributable (as determined under

Section 9.2 hereof) to periods following the Closing Date and (ii) to the extent of any reserves for Taxes on the Most Recent Balance Sheet reduced by any subsequent payments of Taxes reflected in such reserves through the Closing Date and increased by the amount of any subsequent increases in such reserves in accordance with GAAP for Taxes attributable to the operation of the Business in the Ordinary Course of Business following the date of the Most Recent Balance Sheet through the Closing Date (as so adjusted, "Tax Reserves").
                                                 ------------

          (b) Buyer shall be responsible for the preparation and filing of all other Tax Returns for the Business Buyer shall make all payments required with respect to any such Tax Returns; provided, however, that Seller shall promptly reimburse Buyer to the extent any payment Buyer is required to make relates to the operations of the Business for any period ending on or before the Closing Date.

          (c) Any Tax Return to be prepared and filed for taxable periods beginning before the Closing Date and ending after the Closing Date shall be prepared on a basis consistent with the last previous Tax Return, and Buyer shall consult with Seller concerning each such Tax Return and report all items with respect to the period ending on the Closing Date in accordance with the instructions of Seller, if timely received by Buyer; provided, however, that if
                                                     --------  -------
Buyer is advised by counsel that the filing of any Tax Return and the reporting on such Tax Return of any item in accordance with the instructions of Seller may subject Buyer to any penalties or fines, Buyer may file such Tax Return without regard to Seller's instructions relating to such item. Buyer shall provide Seller with a copy of each proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by Seller) at least 10 days prior to the filing of such Tax Return.

          (d) Seller shall be responsible for the payment of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes arising in connection with the consummation of the transactions contemplated by this Agreement.

          (e) Buyer shall be responsible for the payment of any and all Taxes not incurred in the Ordinary Course of Business attributable to the acts or omissions of Buyer or Buyer's Affiliates occurring after the Closing on the Closing Date.

     9.2  Allocation of Certain Taxes.
          ---------------------------

          (a) Buyer and Seller agree that if Seller is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, Buyer and Seller shall treat such day as the last day of a taxable period. Buyer and Seller agree that they will treat the Business as if it ceased to be part of Seller's operations, as of the close of business on the Closing Date.

          (b) Any property or substantially similar Taxes on Acquired Assets shall be apportioned between Buyer and Seller based upon the number of days in the relevant assessment period included in the period ending on (and including) the Closing Date (for Seller) and the number of days in the relevant assessment period included in the period beginning on the day following the Closing Date (for Buyer).

     9.3  Refunds and Carrybacks.
          ----------------------

          (a) Seller shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods ending (or deemed pursuant to Section 9.2(b) to end) on or before the Closing Date.

          (b) Buyer and/or its Affiliates, as the case may be, shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods beginning (or deemed pursuant to Section 9.2(b) to begin) after the Closing Date.

          (c) Buyer shall forward to or reimburse Seller for any refunds (including any interest paid thereon) or credits due Seller after receipt thereof, and Seller shall promptly forward to Buyer or reimburse Buyer for any refunds (including any interest paid thereon) or credits due Buyer after receipt thereof.

     9.4  Cooperation on Tax Matters; Tax Audits.
          --------------------------------------

          (a) Buyer and Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Business illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and such other information, in each case, to the extent within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable governmental authority responsible for the imposition of Taxes (the "Taxing Authority") which
                                                        ----------------
relate to the Business, and providing copies of all relevant Tax Returns to the extent related to the Business, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and Tax basis of property, which the requested Party may possess. Buyer and Seller and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

          (b) Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim
                                               ---------
for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Business. Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Business; provided that, with respect to (i) any state, local or foreign Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date and
(ii) any item the adjustment of which may cause Seller to become obligated to make any payment pursuant to Section 9.1(a) hereof, Buyer shall consult with Seller with respect to the resolution of any issue that would affect Seller, and not settle any such issue, or file any amended Tax Return relating to such issue, without the consent of Seller. Where consent to a settlement is withheld by Seller pursuant to this Section, Seller may continue or initiate any further proceedings at its own expense, provided that any liability of Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted had Seller not withheld its consent.

     9.5  Termination of Tax Sharing Agreements.  All Tax sharing agreements or
          -------------------------------------
similar arrangements with respect to or involving the Business (other than as set forth in this Article IX) shall be terminated prior to the Closing Date and, after the Closing Date, Buyer and its Affiliates shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

                                   ARTICLE X

                              FURTHER AGREEMENTS

     10.1 Access to Information; Record Retention; Cooperation.
          ----------------------------------------------------

          (a)  Access to Information. Subject to compliance with applicable laws
               ---------------------
and regulations regarding classified information and security clearance, following the Closing, Seller and Buyer each shall afford to each other and to the other's Affiliates, authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours in a manner so as to not unreasonably interfere with the conduct of business to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "Information") within the
                                               -----------
possession or control of such Party
or its Affiliates, relating to the Business prior to the Closing, insofar as such access is reasonably required by the other Party. Information may be requested under this Section 10.1(a) for, without limitation, financial reporting and accounting matters, preparing financial statements, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessment, preparing securities law or exchange filings, prosecuting, defending or settling any litigation, Environmental Matter or insurance claim, performing this Agreement and the transactions contemplated hereby (including without limitation the preparation of the Preliminary Closing Statement and in connection with the review thereof and any disputes in connection therewith), and all other proper business purposes. Following the Closing, Seller and its Affiliates may retain duplicate copies of any Information (however maintained) transferred to Buyer pursuant to this Agreement for any purpose for which access is permitted to Information in accordance with the first sentence of this paragraph.

          (b)  Access to Personnel.  Following the Closing, Seller and Buyer
               -------------------
each shall use reasonable efforts to make available to each other, upon written request, such Party's and its Affiliates' officers, directors, employees and agents to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting Party may from time to time be involved relating to the Business prior to the Closing or for any other matter referred to in Section 10.1(a); provided,
                                                                --------
however, that such access shall not materially impair the ability of such
-------
person to carry on his or her duties to the employing Party.

          (c)  Reimbursement.  A Party providing Information or personnel to
               -------------
another Party under Section 10.1(a) or (b) shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in providing such Information; provided, however, that no such
                                           --------  -------
reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees or directors of the providing Party or its Affiliates.

          (d)  Retention of Records.  Except as otherwise required by law or
               --------------------
agreed to in writing by Seller and Buyer, Seller and Buyer each shall (and shall cause its Affiliates to) use reasonable efforts to preserve all Information in its possession pertaining to the Business prior to the Closing until December 31, 2006. Notwithstanding the foregoing, in lieu of retaining any specific Information, Seller and Buyer each may offer in writing to each other to deliver such Information to the other and, if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

          (e)  Preparation of Seller Financial Statements.  Following the
               ------------------------------------------
Closing, Buyer shall cause the Business to prepare and provide to Seller and its Affiliates the information relating to the Business required for Seller and its Affiliates to prepare the financial statements of Seller and its Affiliates for all fiscal periods within the fiscal year in which the Closing occurs, in such form as was previously prepared by Seller for Parents with respect to the Business prior to the Closing.

     10.2 Restrictive Covenants.
          ---------------------

          (a)  Background.  Seller acknowledges that (i) the Business is
               ----------
conducted by Seller both within and outside the United States, and the Business involves the identification and development of new markets; (ii) Seller has developed trade secrets and confidential information concerning the Business; and (iii) as a condition to the consummation of the transactions contemplated hereby, Buyer has required Seller and Parents to enter into the agreements and covenants contained in this
Section 10.2 to protect the Business following the consummation of the transactions contemplated hereby, which transactions will benefit each of the Parents. Accordingly, Seller and Parents each covenant and agree as follows:

          (b)  Covenant Not to Compete. During the period commencing on the
               -----------------------
Closing Date and continuing until the thirty-month anniversary of the Closing Date (the "Noncompetition Period"), Seller and Parents shall not (and shall
           ---------------------
cause each Noncompetition Party (as defined below) not to), individually or in combination, directly or indirectly own, manage, operate or control any business engaged in the business of developing, manufacturing and selling mammography and breast biopsy systems, medical mobile X-ray systems, specialized medical X-ray imaging equipment for cardiac catheterization laboratories, digital radiographic/fluoroscopic (R/F) systems, electrophysiology products or general purpose radiography products for medical purposes, in each case of the type and kind being sold by the Business on the Closing Date (a "Competitive Business");
                                                        --------------------
provided, however, that the foregoing covenants shall not prohibit, or be
--------  -------
interpreted as prohibiting, any Noncompetition Party from:

               (i) continuing anywhere in the world in any type of business conducted by any Noncompetition Party on the date hereof, which is not part of the Business;

               (ii) entering into any relationship with a person or entity not owned, managed, operated or controlled by any Noncompetition Party for purposes primarily unrelated to a Competitive Business;

               (iii) making equity investments in publicly owned companies which conduct a Competitive Business, provided such investments do not exceed 5% of the voting securities of other otherwise confer control of any such Competitive Business upon any Noncompetition Party; or

               (iv) acquiring any person or entity which conducts a Competitive Business if either: (A) in the calendar year prior to such acquisition, the revenues of such person or entity from its Competitive Business do not constitute more than 15% of the total revenues of such person or entity; or (B) the applicable Noncompetition Party promptly commences and thereafter pursues until the earlier to occur of the expiration of the Noncompetition Period and 12 months after such acquisition, the transfer of that portion of the business of such person or entity as constitutes a Competitive Business upon terms and conditions and at a price determined by the applicable Noncompetition Party in its sole discretion.

          For purposes of the Agreement, "Noncompetition Party" means each of
                                          --------------------
Seller, each Parent and any direct or indirect majority-owned subsidiaries of Seller or any Parent (each, a "Controlled Subsidiary") while (but only while)
                               ---------------------
such Controlled Subsidiary is a direct or indirect majority-owned subsidiary of Seller or any Parent. For avoidance of any doubt, (I) the Parties acknowledge that the Parents are in the process of organizing a new subsidiary (the "BioMedical Subsidiary") to engage in the business of developing,
 ---------------------
manufacturing, selling, reselling and servicing medical devices, including respiratory devices and neurodiagnostic products, and components, parts and accessories with respect to each of the foregoing, (II) it is currently anticipated that, subject to the receipt of all necessary consents and approvals, Thermo Electron Corporation will "spin-off" the BioMedical Subsidiary to its stockholders (the "Spin-Off"), and (III) the Parties agree that the
                          --------
restrictive covenants contained in this Section 10.2 shall apply to the BioMedical Subsidiary only while the BioMedical Subsidiary is a direct or indirect majority-owned subsidiary of any Parent and not after the Spin-Off. Furthermore, for the avoidance of any doubt, Seller and Parents will not sell, license, transfer or assign any Intellectual Property to the BioMedical Subsidiary or any other Controlled Subsidiary in order to enable the BioMedical Subsidiary or such other Controlled Subsidiary to, directly or indirectly, own, manage, operate or control, during the Noncompetition Period, any Competitive Business.

          (c)  Non-Solicitation.  For a period of two (2) years following the
               ----------------
Closing (the "Non-Solicitation Period"), without the prior written consent of
              -----------------------
Buyer, neither Seller nor any Noncompetition Party shall, directly or indirectly, (i) solicit for the purpose of employment any person who was employed by Seller with respect to the Business on the Closing Date and who continues to be so employed by Buyer immediately preceding such solicitation or encourage any such person to leave such employment; provided, however, that the
                                                    --------  -------
foregoing shall not prohibit Seller or any Noncompetition Party from placing any general advertisements for employees so long as such general advertisements are not expressly directed to any employees of the Business or from hiring or engaging any employee in response thereto or from hiring any person who initiates, directly or indirectly, discussions with Seller or any Noncompetition Party regarding potential employment, or (ii) solicit, induce or influence any customer of the Business on the date hereof or on the Closing Date or any sole-source supplier of the Business to discontinue or reduce, under Buyer's ownership of the Business after the Closing Date, the extent of such customer's or supplier's relationship as of the Closing Date with the Business with respect to Products sold by the Business on the Closing Date.

          (d)  Severability of Covenants.  Seller and each Parent acknowledges
               -------------------------
and agrees that the covenants set forth in Sections 10.2(b) and 10.2(c) (the "Restrictive Covenants") are reasonable in geographical and temporal scope and
 ---------------------
all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (e)  Blue-Penciling.  If any court determines that any of the
               --------------
Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     10.3 Enforceability in Jurisdictions.  The parties hereto intend to and
          -------------------------------
hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect Buyer's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     10.4  Disclosure Generally.
           --------------------
           (a) The inclusion of any information in the Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Business, has or would have a Business Material Adverse Effect, or is outside the Ordinary Course of Business. For purposes of this Agreement, the terms "to Seller's knowledge," "known by Seller" or other words of similar meaning shall mean the knowledge of William J. Webb, Ira S. Miller, Gerald R. Roda, Raymond Cirmo, Gary Lyke, Raymond Calvo, John Gemma, Mark Torpey, Mahmuud Ganigham and Oscar Khutoryansky.

           (b) Commencing on the date of this Agreement and continuing until the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Article VII), Seller shall deliver to Buyer written notice (or an updated Section of the Disclosure Schedule) of any event or development that would (i) render any statement, representation or warranty of Seller in this Agreement (including the Disclosure

Schedule) inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by Seller of, or a failure by Seller to comply with, any agreement or covenant in this Agreement applicable to it. Any disclosure made by Seller pursuant to clause (i) of the prior sentence shall be deemed to amend and supplement the Disclosure Schedule for all purposes of this Agreement (except for Buyer's right to terminate this Agreement pursuant to clause (b) of Section 7.1, which right (A) must be initiated by Buyer giving notice of a breach, as required by clause (b) of Section 7.1, and (B) will be subject to Sellers' right to cure under clause (b) of Section 7.1).

     10.5  [Intentionally Omitted.]

     10.6  Certain Insurance Matters. Seller shall maintain, and shall not
           -------------------------
take any steps to prospectively or retrospectively cancel, buy-out or remove the Business or Seller as an additional named insured from (i) any and all Business Policies providing insurance coverage for all periods prior to the Closing with respect to any events, occurrences or matters occurring prior to the Closing (the "Occurrence-Based Business Policies") (subject in each case to the
      -----------------------------------
deductibles, limits and other terms and conditions of such policies) or (ii) any and all Business Policies providing insurance coverage with respect to liabilities that constitute Excluded Liabilities pursuant to Section 1.1(e)(ii) (the "Claims-Made Business Policies") (subject in each case to the deductibles,
      -----------------------------
limits and other terms and conditions of such policies). Seller shall take such actions as necessary to amend (I) the Occurrence-Based Business Policies so that they continue to cover such events, occurrences or matters that occur prior to the Closing for claims reported after the Closing and (II) the Claims-Made Business Policies so that they continue to cover the liabilities that constitute Excluded Liabilities pursuant to Section 1.1(e)(ii), including in each case the naming of the Business as a covered discontinued operation if necessary in order to preserve such insurance coverage. Seller shall cooperate with Buyer in using commercially reasonable efforts to make and pursue claims under the Business Policies and, to the extent applicable to the foregoing, under any prior policies, including any that were acquired by any entity acquired by Seller or an entity that sold an entity to Seller. Buyer shall be entitled to the benefit of, and Seller shall pay to Buyer, any amounts and/or recoveries received by Seller under any Business Policies and other insurance policy in respect of any Acquired Assets or Assumed Liabilities (subject to the deductibles, limits and other terms and conditions of such policies). Nothing in this Agreement shall be construed to eliminate Seller's rights to coverage and to make claims under the Business Policies and any other policies for any events, occurrences or matters which, except for this Agreement, would have been covered by those policies, including but not limited to Buyer's assumption of liabilities hereunder.

     10.7  Certain Employee Benefits Matters.
           ---------------------------------

           (a)  Pre-Closing Conduct; Other Liabilities.   Seller shall be under
                --------------------------------------
no obligation to terminate the employment of any employee of Seller engaged in the Business (a "Business Employee") prior to the Closing Date. Buyer
                 -----------------
shall be liable for any amounts to which any Business Employee becomes entitled under applicable law or otherwise, as a result of, or in connection with: (i) the employment of any Business Employee by Buyer at or after the Closing and
(ii) the termination of employment of any Transferred Employee at or after the Closing.

          (b)  Offer of Employment; Continuation of Employment.  The Parties
               -----------------------------------------------
hereto intend that there shall be an offer of continuity of employment with respect to all Business Employees other than those Business Employees listed on Annex 10.7(b) (collectively, the "Non-Offered Employees"). Buyer shall offer
-------------                     ---------------------
employment commencing on the Closing Date to all Business Employees other than the Non-Offered Employees, including those Business Employees on vacation, leave of absence, disability or layoff, on the terms set forth in Section 10.7(d), subject to Buyer's generally applicable employment policies. Those persons who accept Buyer's offer of employment and who commence working with Buyer on or after the Closing Date shall hereafter be referred to as "Transferred Employees." Buyer shall not
                                   ---------------------
assume any liability with respect to any Business Employee who does not become a Transferred Employee, provided that Buyer complies with its obligation under this Section 10.7.

          (c)  401(k) Plan Transfer.  As soon as practicable after the Closing
               --------------------
Date, Seller shall cause the transfer of (i) the account balances of the current and former Business Employees who participate under the Thermo Choice Plan (401(k)) Plan (the "Seller's 401(k) Plan"), including outstanding loans of such
                    --------------------
persons and (ii) assets having a value equal to said account balances to a profit-sharing plan maintained by Buyer which is qualified under Section 401(a) of the Code and which includes a cash or deferred arrangement which qualifies under Section 401(k) of the Code (the "Buyer's 401(k) Plan"). Buyer shall,
                                       -------------------
prior to the Closing, notify Seller in writing of the identity of Buyer's 401(k) Plan and shall cause Buyer's 401(k) Plan to accept the transfers referred to in the prior sentence. The assets transferred shall consist of the assets allocated under Seller's 401(k) Plan to the accounts of current and former Business Employees, including promissory notes evidencing outstanding loans of such persons. From and after the Closing, Buyer shall assume all responsibility for the management and administration of the account balances of the current and former Business Employees under Seller's 401(k) Plan and Seller shall have no further obligations with respect thereto.

          (d)  Compensation; Employee Benefits; Severance Plans.  Except as
               ------------------------------------------------
otherwise provided in this Section 10.7 or as otherwise required by applicable law, the

Transferred Employees shall cease to participate in or accrue further benefits under the Business Benefit Plans immediately prior to the Closing Date. Starting on the Closing Date, Buyer shall, for a period ending on the date twelve (12) months after the Closing Date, provide each Transferred Employee with compensation determined in accordance with policies applicable to similarly situated employees of Buyer, and benefits available to such employees; provided
                                                                       --------
that, except as required by law as to benefits, no such compensation or benefits shall continue beyond the last day of employment of any Transferred Employee whose employment with the Buyer terminates, voluntarily or otherwise.

          (e)  Service Credit.  Transferred Employees shall be given credit for
               --------------
all service with Seller and for any service credited by Seller under the employee benefit plans, programs and policies and fringe benefit arrangements of Buyer in which they become participants for purposes of eligibility, vesting and level of benefits; provided that no such service shall be credited (a) under
                   --------
Buyer's plans providing retiree welfare benefits, and (b) for any purposes under Buyer's defined benefit pension plans.

          (f)  Welfare Plans.  With respect to any Buyer Plan that is a
               -------------
"welfare benefit plan" (as defined in Section 3(1) of ERISA) or any Buyer Plan that would be a "welfare benefit plan" (as defined in Section 3(1) of ERISA) if it were subject to ERISA, Buyer shall (i) cause to be waived any pre-existing condition limitations, (ii) use commercially reasonable efforts to give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by Seller immediately prior to the Closing Date and (iii) recognize all credited service for purposes of eligibility and vesting and level of benefits to the same extent such service was recognized under similar plans maintained by Seller immediately prior to the Closing Date. Buyer shall make appropriate arrangements to allow the use by Transferred Employees of any accrued benefits under any cafeteria plan (as defined in Section 125 of the Code) which was maintained by Seller or any of its Affiliates for such Transferred Employees.

          (g)  Accrued Vacation, Personal or Sick Time. With respect to any
               ---------------------------------------
accrued but unused vacation, personal or sick time to which any Transferred Employee is entitled pursuant to the vacation, personal or sick policies applicable to such Transferred Employee immediately prior to the Closing Date (the "PS Policies"), Buyer shall assume the liability for such accrued vacation,
      -----------
personal or sick time and allow such Transferred Employee to use such accrued vacation, personal or sick time; provided, however, that if Buyer deems it necessary to disallow such Transferred Employee from taking such accrued vacation, personal or sick time, Buyer shall be liable for and pay in cash to each such Transferred Employee an amount equal to such vacation, personal or sick time in accordance with the terms of the PS Policies; and provided,
                                                               --------
further, that Buyer shall be liable for and pay in cash an amount equal to such
-------
equal to such accrued vacation, personal or sick time to any Transferred Employee whose employment terminates for any reason subsequent to the Closing Date.

          (h)  U.S. WARN Act.  Buyer agrees to provide any required notice
               -------------
under the Worker Adjustment and Retraining Notification Act ("WARN") and any
                                                              ----
other applicable law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff' (as defined in WARN) or similar event affecting employees and occurring on or after the Closing Date or arising as a result of the transactions contemplated hereby. Buyer shall indemnify and hold harmless Seller and its Affiliates with respect to any liability under WARN or other similar applicable law arising from the actions (or inactions) of Buyer or its Affiliates on or after the Closing Date or arising as a result of the transactions contemplated hereby.

          (i)   U.S. COBRA.
                ----------

                (i) With respect to Business Employees which are Transferred Employees, Buyer agrees to provide any required notice under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") and any
                                                              -----
     other applicable law on or after the Closing Date. Buyer shall indemnify and hold harmless Seller and its Affiliates with respect to any liability under COBRA or other similar applicable law arising from the actions (or inactions) of Buyer or its Affiliates on or after the Closing Date or arising as a result of the transactions contemplated hereby.

                (ii) With respect to Business Employees which are not Transferred Employees, Seller agrees to provide any required notice under COBRA and any other applicable law prior to the Closing Date. Seller shall indemnify and hold harmless Buyer and its Affiliates with respect to any liability under COBRA or other similar applicable law arising from the actions (or inactions) of Seller or its Affiliates prior to the Closing Date.

          10.8  Further Assurances.  At any time and from time to time after
                ------------------
the Closing, as and when requested by a Party hereto and at such Party's expense, the other Parties shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably request to evidence and effectuate the transactions contemplated by this Agreement.

     10.9  Use of Name for Transition Period. Seller hereby grants to Buyer, and
           ---------------------------------
Buyer hereby accepts from Seller, a royalty-free, worldwide exclusive right and license to use the name "Trex Medical Systems" for a period of one year after the Closing Date solely in connection with the conduct by Buyer of the Business, as the Business was conducted on the Closing Date. Seller shall not use the name "Trex Medical" other than in the name "Trex Medical Systems." The license set forth in this Section 10.9 shall not prohibit Seller or any of its Affiliates from using during the term of the license the name "Trex Medical Systems" when describing their former affiliation with the Business. Buyer agrees that its use of the name "Trex Medical Systems" shall be consistent with Seller's past practices in connection with the Business and, with respect to such use, Buyer shall adhere to substantially similar quality standards to which Seller adhered immediately prior to the Closing.

     10.10 Dowlatshahi License. Seller hereby grants to Buyer and the other
           -------------------
Buyer Indemnified Parties, effective only upon the occurrence of the Closing, a royalty free, fully-paid, worldwide, perpetual, non-exclusive license of all of Seller's rights received pursuant to the Agreement dated July 2, 1997, among Trex Medical Corporation, Kelsy, Inc. and Dr. Kambiz Dowlatshahi.

                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1  Press Releases and Announcements. Neither Buyer nor Seller shall
           --------------------------------
issue (and Seller and Buyer shall cause their respective Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided,
                                                                      --------
however, that either Buyer or Seller may make any public disclosure it believes
-------
in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Parties and the other Parties shall have the right to review such press release or announcement prior to its publication).

     11.2  No Third Party Beneficiaries. This Agreement shall not confer any
           ----------------------------
rights or remedies upon any person (including with respect to any collective bargaining unit or employee organization or any employee or former employee of Seller, any Parent, Buyer or any of their Affiliates, any Transferred Employees, any Non-Offered Employees and any Business Employees, any right to employment or contractual employment for any specified period) other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates; provided, however, that the provisions of
                                     --------  -------
Article VI and Article VIII are intended for the benefit of the entities and individuals specified therein and their respective legal representatives, successors and assigns.

     11.3  Action to be Taken by Affiliates. The Parties shall cause their
           --------------------------------
respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates.

     11.4  Entire Agreement. This Agreement (including the documents referred to
           ----------------
herein) and the Confidentiality Agreement constitute the entire agreement among Buyer, Seller and the Parents. This Agreement supersedes any prior understandings, agreements, or representations by or between Buyer, on the one hand, and Seller and/or any or all Parents, on the other hand, whether written or oral, with respect to the subject matter hereof (other than the Confidentiality Agreement).

     11.5  Succession and Assignment. This Agreement shall be binding upon and
           -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Notwithstanding the foregoing, (i) Buyer may, by prior written notice to Seller, assign some or all of its rights, interests and/or obligations hereunder to (A) one or more banks or other commercial lenders which provide financing to Buyer from time to time, (B) any successor to all or substantially all of its business and assets or (C) one or more Affiliates of Buyer (each, a "Buyer Designated Transferee"); provided that (I) as a condition of such assignment the Designated Transferee agrees to be bound by the provisions of this Agreement and (II) no such assignment shall relieve Buyer of any of its obligations hereunder, and (ii) Seller and any Parent may, by prior written notice to Buyer, assign some or all of its rights, interests and/or obligations hereunder to (A) one or more banks or other commercial lenders which provide financing to Seller or any Parent from time to time, (B) any successor to all or substantially all of the business and assets or Seller or any Parent or (C) one or more Affiliates of Seller or any Parent (each, a "Seller Designated Transferee"); provided that (I) as a condition of such assignment the Seller

Designated Transferee agrees to be bound by the provisions of this Agreement and (II) no such assignment shall relieve Thermo Electron Corporation of any of its obligations hereunder. If Buyer so assigns any of its rights, interests and/or obligations hereunder to one or more Buyer Designated Transferees, unless the context otherwise requires, all references herein to Buyer shall mean and include both Buyer and any and all such Buyer Designated Transferees. If Seller or any Parent so assigns any of its rights, interests and/or obligations hereunder to one or more Seller Designated Transferees, unless the context otherwise requires, all references herein to Seller or such Parent, as applicable, shall mean and include both Seller or such Parent, as applicable, and any and all such Seller Designated Transferees.

     11.6  Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     11.7  Headings. The section headings contained in this Agreement are
           --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.8  Notices. All notices, requests, demands, claims and other
           -------
communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one Business Day after it is sent by (a) a reputable courier service guaranteeing delivery within one Business Day or (b) telecopy, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth below:


If to Buyer:                                  Copy to:
-----------                                   -------

Hologic, Inc.                                 Brown, Rudnick, Freed & Gesmer
35 Crosby Drive                               One Financial Center
Bedford, Massachusetts                        Boston, Massachusetts 02111
Telecopy:   (781) 280-0669                    Telecopy:   (617) 856-8201
Attention:  Glenn Muir                        Attention:  Philip Flink, Esq.

If to Seller:                                 If to Parents:
------------                                  -------------
Trex Medical Corporation                      Thermo Electron Corporation
81 Wyman Street                               81 Wyman Street
P.O. Box 9046                                 P.O. Box 9046
Waltham, Massachusetts 02254-9046             Waltham, Massachusetts 02254-9046
Telecopy:   (781) 768-6655                    Telecopy    (617) 622-1283
Attention:  James H. DaCosta                  Attention:  General Counsel

                                              Copies to:
                                              ---------

                                              Hale and Dorr LLP
                                              60 State Street
                                              Boston, Massachusetts  02109
                                              Telecopy:  (617) 526-5000
                                              Attention: Hal J. Leibowitz, Esq.

     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     11.9  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

     11.10  Amendments and Waivers.  The Parties may mutually amend or waive any
            ----------------------
provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing expressly indicating the intent to amend or waive a provision of this Agreement and signed by the Party against whom enforcement of such waiver or amendment is sought. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.11  Severability. Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the offending term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. If such body declines to so amend this Agreement, upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     11.12  Expenses. Except as otherwise specifically provided to the contrary
            --------
in this Agreement, each of the Parties shall bear its own costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby.

     11.13  Specific Performance. Each Party acknowledges and agrees that the
            --------------------
other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

     11.14  Submission to Jurisdiction.  Each Party (a) submits to the exclusive
            --------------------------
jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all

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

claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Parties with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section
11.8. Nothing in this Section 11.14, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

     11.15  Bulk Transfer Laws. Buyer acknowledges that Seller will not comply
            ------------------
with the provisions of the bulk transfer laws of any jurisdiction in connection with the transaction contemplated by this Agreement.

     11.16  Construction. The language used in this Agreement shall be deemed to
            ------------
be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

     11.17  Incorporation of Exhibits and Schedules.  The Exhibits, Schedules
            ---------------------------------------
(including the Disclosure Schedule) and Annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.18  Facsimile Signature.  This Agreement may be executed by facsimile
            -------------------
signature which for all purposes shall be equivalent to an original signature.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                         SELLER:

                         TREX MEDICAL SYSTEMS CORPORATION

                         By:/s/ Kenneth J. Apicerno
                            -----------------------
                         Name:  Kenneth J. Apicerno
                         Title: Treasurer

                         BUYER:

                         HOLOGIC, INC.

                         By:/s/ S. David Ellenbogen
                            -----------------------
                         Name:  S. David Ellenbogen
                         Title: Chairman and CEO

                         PARENTS:

                         The undersigned hereby enter into this Agreement for the purpose of agreeing to be bound by the provisions of Sections 6.7 and 10.2 and Article XI hereof

                         TREX MEDICAL CORPORATION

                         By:/s/ Kenneth J. Apicerno
                            -----------------------
                         Name:  Kenneth J. Apicerno
                         Title: Treasurer

                         THERMOTREX CORPORATION

                         By:/s/ Kenneth J. Apicerno
                            -----------------------
                         Name:  Kenneth J. Apicerno
                         Title: Treasurer

            [Signature page 1 to Asset Purchase and Sale Agreement]

                         THERMO ELECTRON CORPORATION

                         By:/s/ Kenneth J. Apicerno
                            -----------------------
                         Name:  Kenneth J. Apicerno
                         Title: Treasurer

            [Signature page 2 to Asset Purchase and Sale Agreement]